MARKETING AGREEMENT



                          by and among



                      SEABOARD CORPORATION,



                      SEABOARD FARMS, INC.,



                        TRIUMPH FOODS LLC



             and, for certain limited purposes only,



                THE TF MEMBERS IDENTIFIED HEREIN



                  Dated as of February 2, 2004

                        TABLE OF CONTENTS

                                                             Page

ARTICLE I       DEFINITIONS                                        1
 Section  1.01  Definitions                                        1
 Section  1.02  Other  Definitions                                 7
 Section  1.03  Construction                                       9
ARTICLE II      PURPOSE AND SCOPE OF ALLIANCE                      9
 Section  2.01  Purpose and  Scope                                 9
 Section  2.02  Other Arrangements; Non-Discrimination            10
ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE SEABOARD
                ENTITIES                                          10
 Section  3.01  Organization, Authority and Qualification         10
 Section  3.02  No  Conflicts                                     11
 Section  3.03  Governmental Consents and  Approvals              11
 Section  3.04  Litigation                                        11
 Section  3.05  Insurance                                         11
 Section  3.06  Financial  Statements                             11
 Section  3.07  Books and  Records                                12
 Section  3.08  Assets                                            12
 Section  3.09  Compliance with  Laws                             12
 Section  3.10  SBF Marks; Legacy  Systems                        12
 Section  3.11  Supply  Agreements                                13
 Section  3.12  Real  Property                                    13
 Section  3.13  Environmental, Health and Safety  Matters         13
 Section  3.14  Other Transactions                                14
 Section  3.15  Finder's  Fees                                    14
ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF TF              14
 Section  4.01  Organization, Authority and Qualification         15
 Section  4.02  Equity Ownership  of  TF                          15
 Section  4.03  No  Conflicts                                     15
 Section  4.04  Governmental Consents and  Approvals              15
 Section  4.05  Litigation                                        15
 Section  4.06  Insurance                                         16
 Section  4.07  Books and  Records                                16
 Section  4.08  Assets                                            16
 Section  4.09  Compliance with  Laws                             16
 Section  4.10  Equity  Financing                                 16
 Section  4.11  Supply  Agreements                                17
 Section  4.12  Real  Property                                    17
 Section  4.13  Environmental, Health and Safety  Matters         17
 Section  4.14  Other Transactions                                18
 Section  4.15  Finder's  Fees                                    18
ARTICLE V       REPRESENTATIONS AND WARRANTIES OF THE TF MEMBERS  19
 Section  5.01  Organization, Authority and Qualification         19

 Section  5.02  No  Conflicts                                     19
 Section  5.03  Governmental Consents and  Approvals              19
 Section  5.04  Litigation                                        19
 Section  5.05  Compliance with  Laws                             20
 Section  5.06  Other Transactions                                20
ARTICLE VI      MARKETING AND SALE OF PRODUCT                     20
 Section  6.01  Marketing and Sale Rights and  Obligations        20
 Section  6.02  Branding and  Labeling                            20
 Section  6.03  Marketing  Plan                                   21
ARTICLE VII     PRODUCTION AND TRANSFER                           21
 Section  7.01  Production; Transfer of  Product                  21
 Section  7.02  Product Quality  Standards                        21
ARTICLE VIII    FEES AND PAYMENT TERMS                            22
 Section  8.01  Base Marketing Fee; Start-Up  Fee                 22
 Section  8.02  Payment of  Fees                                  22
 Section  8.03  Invoicing;  Collections                           23
 Section  8.04  TF Product Customer Sales  Information            23
 Section  8.05  General Payment  Terms                            23
ARTICLE IX      TF PLANT CONSTRUCTION; MANAGEMENT AND OPERATION   24
 Section  9.01  TF Plant Construction;  Operation                 24
 Section  9.02  Scheduling; Transportation                        25
 Section  9.03  SBF  Services                                     26
 Section  9.04  Quality  Assurance                                26
 Section  9.05  Core Plant  Employees                             26
 Section  9.06  Legacy  Systems                                   26
 Section  9.07  Third Party Fees; Other  Fees                     27
 Section  9.08  Use of TF Plant  Facilities                       27
 Section  9.09  Executive  Changes                                28
ARTICLE X       HOG SUPPLY                                        28
 Section  10.01 Country of  Origin                                28
 Section  10.02 Standards and  Criteria                           28
ARTICLE XI      ADDITIONAL AGREEMENTS                             29
 Section  11.01 Exempted  Product                                 29
 Section  11.02 Operation of the TF  Plant                        29
 Section  11.03 Operation of the Guymon  Plant                    30
 Section  11.04 Confidential  Information                         31
 Section  11.05 Public Announcements                              32
 Section  11.06 Inspection and Access to Information;  Audit      32
 Section  11.07 HACCP Plan and Food  Safety                       33
 Section  11.08 Financial  Information                            33
 Section  11.09 Insurance;  Casualty                              34
 Section  11.10 Notice of  Developments                           35
 Section  11.11 Force  Majeure                                    35
 Section  11.12 Reports and Data  Sharing                         35
 Section  11.13 Financing  Commitment                             35
 Section  11.14 Party/TF Member Additional  Agreements            35

 Section  11.15 Party Additional  Agreements                      35
 Section  11.16 Further  Assurances                               35
ARTICLE XII     DEFAULT; EVENTS OF DEFAULT                        36
 Section  12.01 TF Defaults and Events of  Default                36
 Section  12.02 SBF Defaults and Events of  Default               37
 Section  12.03 Cumulative  Remedies                              39
ARTICLE XIII    INDEMNIFICATION                                   39
 Section  13.01 Indemnification by the Seaboard  Entities         39
 Section  13.02 Indemnification  by  TF                           40
 Section  13.03 Indemnification  Procedures                       41
 Section  13.04 Punitive  Damages                                 42
ARTICLE XIV     TERMINATION, AMENDMENT AND WAIVER                 42
 Section  14.01 Termination                                       42
 Section  14.02 Effect of  Termination                            42
 Section  14.03 Perpetual  Term                                   43
ARTICLE XV      MISCELLANEOUS PROVISIONS                          43
 Section  15.01 Expenses                                          43
 Section  15.02 Notices                                           43
 Section  15.03 Binding Effect;  Assignment                       45
 Section  15.04 Severability                                      45
 Section  15.05 Entire Agreement; Amendment;  Waiver              45
 Section  15.06 No Third Party Beneficiaries; No  Relationship    46
 Section  15.07 Governing  Law                                    46
 Section  15.08 Survival of Representations and  Warranties       46
 Section  15.09 Dispute  Resolution                               46
 Section  15.10 Headings                                          48
 Section  15.11 Specific  Performance                             48
 Section  15.12 Counterparts                                      48

 Exhibit A -- Form of Promissory Note

 Schedule 1.01(a) -- Employee Costs
 Schedule 1.01(b) -- TF Competitors
 Schedule 1.01(c) -- SBF Account
 Schedule 1.01(d) -- SBF Competitors
 Schedule 3.10(a) -- SBF Marks
 Schedule 3.10(b) -- Legacy Systems
 Schedule 3.11 -- SBF Supply Agreements
 Schedule 4.02 -- TF Members
 Schedule 4.04 -- TF Governmental Approvals
 Schedule 4.06 -- TF Insurance Standards
 Schedule 4.11 -- TF Supply Agreements
 Schedule 8.01 -- Start-Up Fees
 Schedule 9.01 -- Minimum Capability Requirements
 Schedule 9.02(a) -- Start-Up Scheduling
 Schedule 9.03 -- SBF Services
 Schedule 9.07(b) -- Third Party Fees
 Schedule 10.02 -- Hog Quality Standards
 Schedule 11.14 -- Additional Agreements of the Parties  and  TF Members
 Schedule 11.15 -- Additional Agreements of the Parties

                       MARKETING AGREEMENT


      THIS MARKETING AGREEMENT (this "Agreement"), dated as of February 2, 2004, is made and entered into by and among SEABOARD CORPORATION, a Delaware corporation ("Seaboard"), SEABOARD FARMS, INC., an Oklahoma corporation ("SBF" and, together with Seaboard, the "Seaboard Entities"), TRIUMPH FOODS LLC, a Missouri limited liability company ("TF"), and, for purposes of Article V, Section
11.04 and Section 11.14 only, the TF MEMBERS (as defined herein and identified on Schedule 4.02). The Seaboard Entities, on the one hand, and TF, on the other hand, are sometimes individually referred to herein as a "Party" and together as the "Parties".

      WHEREAS, the Seaboard Entities are engaged in the business of producing and selling pork products;

     WHEREAS, TF intends to construct a new pork processing plant in St. Joseph, Missouri (the "TF Plant");

      WHEREAS, the Parties desire to enter into a strategic alliance (the "Alliance"), under which SBF will market and sell the pork products produced at the TF Plant;

      WHEREAS, the Parties desire to make certain agreements in connection with the marketing and sale of pork products produced at the TF Plant;

     WHEREAS, the Parties desire to make certain representations, warranties, covenants and other agreements in connection with the Alliance; and

      WHEREAS, for certain limited purposes only, the TF Members have agreed to be parties to this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, the Parties (and, for purposes of Article V, Section 11.04 and Section 11.14 only, the TF
Members on a several basis), intending to be legally bound hereby, hereby agree as follows:


                            ARTICLE I
                           DEFINITIONS

     Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

     "Affiliate" of any specified Person means any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such specified Person.

     "Affiliated Plant" means a processing plant that produces pork products and is at least 25% owned or controlled by a Party or an Affiliate thereof.

     "Anniversary Date" means an anniversary date of the Start-Up
Date,  and  references to a specific Anniversary Date (e.g.,  the
"5th   Anniversary  Date")  shall  refer  to  the   corresponding
anniversary of the Start-Up Date.

     "Business Day" means any day except Saturday, Sunday or any day on which banks in Kansas City, Missouri are required or authorized by Law to be closed.

     "Code"  means  the United States Internal  Revenue  Code  of
1986.

     "Commencement Date" means the date on which commercial processing of pork products commences at the TF Plant. Such date is expected to be approximately 18 months after the Commencement of Construction.

     "Commencement of Construction" means the date on which the digging of the foundation for the TF Plant begins.

     "Confidentiality Agreement" means the Confidentiality and Non-Disclosure Agreement, dated May 29, 2003, by and between SBF and TF.

     "Control" (including, with its correlative meanings, "Controlled by" and "under common Control with") means, when used with respect to any specified Person, any of the following:
(i) ownership, directly or indirectly through one or more intermediaries, by such specified Person of equity securities entitling it to exercise in the aggregate more than 50% of the voting power of the entity in question, or (ii) the possession by such specified Person of the power, directly or indirectly through one or more intermediaries, (A) to elect a majority of the board of directors (or equivalent governing body) of the entity in question, or (B) to direct the management and policies of the entity in question, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Default Rate" means the floating rate of 90 day LIBOR  plus
500 basis points, compounded daily.

     "Employee Costs" means the direct costs, fees and expenses incurred by the Seaboard Entities (calculated on an accrual basis in accordance with U.S. GAAP) as reasonably necessary to perform the SBF Services and only as set forth on Schedule 1.01(a).

     "Environmental  Laws"  means the Resource  Conservation  and
Recovery   Act   of  1987,  42  U.S.C. Section  6901   et.   seq.,
the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et. seq., The Federal Water Pollution Control Act, 33 U.S.C. Section 6901 et. seq., The Clean Water Act, 33 U.S.C. Section 1321 et. seq., The Clean Air Act, 42 U.S.C. Section 7401 et. seq., The Toxic Substances Control Act, 15 U.S.C. Section 2601 et. seq., in
each case, together with the rules and regulations promulgated thereunder and as amended from time to  time,  and any so-called "Superfund" or "Superlien" Law, and any  other local, state, foreign and federal Law relating to the protection  of  the  environment, pollution  control  or natural resources, including surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or
ambient air,   pollution  control,  product registration  and
Hazardous Materials.

     "Force Majeure Event" means any event or condition, not existing or reasonably foreseeable as of the date hereof and not reasonably within the control of a Party, which prevents in whole or in any material part the performance by a Party of its obligations hereunder. A "Force Majeure Event" includes labor disputes, delay or inability to obtain labor, machinery or services through such Party's usual sources and after reasonable attempts have been made, equipment malfunction or breakdown (assuming regular maintenance procedures are observed), acts of God, diseases (assuming good husbandry practices are observed), inability to obtain or any delay in delivery of (in either case for reasons unrelated to cost) market hogs from third parties (specifically excluding any failure of a TF Member to deliver hogs under any TF Supply Agreement to which such TF Member is a party), governmental restrictions and fire, flood, tornado, power outage or other casualty. A "Force Majeure Event" shall not include any event which makes performance under this Agreement merely difficult, costly, unprofitable or commercially unreasonable.

     "Governmental Entity" means any federal, state or local or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.

     "Governmental  Order"  means  any  order,  writ,   judgment,
injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

     "Guymon   Plant"  means  SBF's  Plant  located  in   Guymon,
Oklahoma.

     "HACCP  Plan" means the plan with respect to meeting  Hazard
Analysis and Critical Control Point requirements established by the U.S. Department of Agriculture and any similar regulations.

     "Hazardous Materials" means any waste, pollutant, contaminant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process-intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which is in any way governed by or subject to any applicable Law.

     "Indemnified Party" means an SBF Indemnified Party or  a  TF
Indemnified Party, as applicable.

     "Indemnifying Party" means TF pursuant to Section 13.02  and
Seaboard or SBF pursuant to Section 13.01, as applicable.

     "Interest Rate" means the floating rate of 90 day LIBOR plus
250 basis points, compounded daily.

     "Knowledge" means (i) with respect to the Seaboard Entities, the actual knowledge of David Becker, Rod K. Brenneman, Gary
Louis or Robert Steer; (ii) with respect to TF, the actual knowledge of Robert Christensen, Baxter Gutknecht, Rick J. Hoffman or Dennis Krause; and (iii) with respect to a TF Member, the actual knowledge of the chief executive officer and the chief financial officer of such TF Member.

     "Laws"   means  all  statutes,  rules,  codes,  regulations,
restrictions, ordinances, orders, decrees, approvals, directives, judgments, injunctions, writs, awards and decrees of, or issued by, all Governmental Entities.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including those arising under any Law or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "LIBOR" means the London Interbank Offered Rate, as quoted in The Wall Street Journal (or, if no longer published, a comparable financial publication) from time to time.

     "Loss"  or  "Losses" means any and all Liabilities,  losses, damages,  claims,  actions, suits, proceedings,  costs,  expenses
(including   attorneys'  and  consultants'  fees  and  expenses),
interest, awards, judgments and penalties.

     "Monthly TF Plant Percentage" means the percentage obtained by dividing (i) the aggregate Product Revenue for only the TF Plant for a given calendar month by (ii) the aggregate Product Revenue for both the TF Plant and the Guymon Plant for such calendar month.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or Governmental Entity.

     "Plant" means a pork processing plant, including all land, buildings, machinery, natural resources, furniture, fixtures and all other equipment employed with respect to such pork processing plant.

     "Potential Investment" shall have the meaning set  forth  in
Schedule 11.15.

     "Product Price" means the aggregate gross revenues from sales of a Qualifying Product from the TF Plant and the Guymon Plant, on an FOB Plant basis net of any related sales commissions, marketing accruals, trade allowances and freight and similar charges (but including any other payments received from the customer in lieu of, or in consideration for reductions in, the prevailing resale price), divided by the total number of pounds of the Qualifying Product sold from the TF Plant and the Guymon Plant.

     "Product  Revenue" means the Product Price for a  Qualifying
Product  multiplied  by  the  total  number  of  pounds  of   the
Qualifying Product sold from the TF Plant and the Guymon Plant.

     "Promissory Note" means the Promissory Note to be delivered by SBF on the Commencement Date substantially in the form attached as Exhibit A.

     "Qualifying Product" means a specific product (identified by a specific SKU) that is manufactured by either or both the TF Plant and/or the Guymon Plant. The total amount of Qualifying Products shall equal the total pounds of all products, including Transferred Products and Non-Conforming Products, sold or transferred from the TF Plant and the Guymon Plant for any given time period. For purposes of this Agreement, Qualifying Products shall be identified by type, and Transferred Products and Non-Conforming Products shall be identified as such. All products with identical specifications and identical costs shall be identified by one SKU.

     "Reasonable Good Faith Determination" means a good faith determination made by a Party, taking into account the purposes of this Agreement and the intentions of the Parties as expressed and contemplated herein, including but not limited to the purposes and intentions expressed in Section 2.01.

     "Receivable"  shall have the meaning set forth  in  Schedule
11.15.

     "SBF Account" means account set forth on Schedule 1.01(c), or such other account as SBF shall from time to time hereafter specify in writing to TF.

     "SBF Change of Control" means any of the following: (i) the sale, transfer, assignment or conveyance by SBF of all or a substantial portion of the assets used by SBF in the operation of the Guymon Plant to a Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of
1934) that is not an Affiliate of SBF (other than in connection with any financing for SBF or any Affiliate thereof); (ii) any merger, consolidation, share exchange, recapitalization, sale or other transaction in which any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) that is not an Affiliate of SBF acquires Control of SBF; or (iii) any merger, consolidation, share exchange, recapitalization, sale or other transaction, as a result of which any Person that is a TF Competitor acquires Control of Seaboard; provided, however, that an "SBF Change of Control" shall not include a public offering of securities by a Seaboard Entity.

     "SBF Competitor" means any Person (including each of the Persons listed on Schedule 1.01(d)) that sells, on a wholesale basis, pork products that are competitive with a Qualifying
Product, and the Affiliates of such Person.

     "SBF Leased Real Property" means the parcels of real property used in connection with the operation of the Guymon
Plant of which SBF or an Affiliate of SBF is the lessee (together with all fixtures and improvements thereon).

     "SBF Material Adverse Effect" means any change, event, circumstance, development or effect on the Seaboard Entities that is or is reasonably likely to be materially adverse to the pork processing business, liquidity or financial condition of the Seaboard Entities, taken as a whole, and which is reasonably likely to materially adversely affect the ability of either of the Seaboard Entities to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

     "SBF Owned Real Property" means the parcels of real property used in connection with the operation of the Guymon Plant of which SBF or an Affiliate of SBF is the owner (together with all fixtures and improvements thereon).

     "SBF Real Property" means the SBF Owned Real Property and the SBF Leased Real Property.

     "SBF Supply Agreements" means all contracts and agreements relating to the supply of market hogs to the Guymon Plant.

        "Start-Up Date" means the date that pork producing operations at the TF Plant begin to slaughter at least 1,500 head per day.

     "Supply  Agreements" means the TF Supply Agreements  or  the
SBF Supply Agreements, as applicable.

     "TF Change of Control" means any of the following: (i) the sale, transfer, assignment or conveyance of all or a substantial portion of the assets of TF used in the operation of the TF Plant to a Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) that is not an Affiliate of TF (other than in connection with any financing for
TF), or (ii) any merger, consolidation, share exchange, recapitalization, sale or other transaction in which any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) that is not an Affiliate of TF acquires Control of TF; provided, however, that a "TF Change of Control" shall not include: (a) a public offering of securities by TF; (b) transfers of equity interests of TF among the TF Members; (c) changes in voting power or equity interests among the TF Members in accordance with the terms of the TF Operating Agreement as in effect on the date hereof; (d) any sale or transfer of equity interests or assets of an individual TF Member, provided that any such sale or transfer with respect to more than one TF Member shall not indirectly constitute an event described in (i) or (ii) above; or (e) any issuance or sale of equity interests in TF to any other pork producer (which is not an SBF Competitor) so long as no Person which is not a TF Member as of the date hereof acquires Control of TF.

     "TF Competitor" means any Person (including each of the Persons listed on Schedule 1.01(b)) that sells, on a wholesale basis, pork products that are competitive with a Qualifying
Product, and the Affiliates of such Person.

     "TF Leased Real Property" means the parcels of real property used in connection with the operation of the TF Plant of which TF or an Affiliate of TF is the lessee (together with all fixtures and improvements thereon).

     "TF Material Adverse Effect" means any change, event, circumstance, development or effect on TF that is or is reasonably likely to be materially adverse to the pork processing business, liquidity or financial condition of TF and which is reasonably likely to materially adversely affect the ability of TF to carry out its obligations under, or to consummate the transactions contemplated by, this Agreement.

     "TF Member Material Adverse Effect" means any change, event, circumstance, development or effect on a TF Member which is reasonably likely to materially adversely affect the ability of such TF Member to carry out its obligations under, or to consummate the transactions contemplated by, this Agreement or any TF Supply Agreement.

     "TF  Operating Agreement" means the Operating  Agreement  of
Triumph Foods LLC effective April 29, 2003.

     "TF Owned Real Property" means the parcels of real property used in connection with the operation of the TF Plant of which TF or an Affiliate of TF is owner (together with all fixtures and improvements thereon).

     "TF Plant Products" means products (whether finished or unfinished) produced from the TF Plant.

     "TF  Real Property" means the TF Owned Real Property and the
TF Leased Real Property.

     "TF Supply Agreements" means all contracts and agreements relating to the supply of market hogs to the TF Plant.

     "Third  Party Offeror" shall have the meaning set  forth  in
Schedule 11.14.

     "U.S.   GAAP"   means   United  States  generally   accepted
accounting principles and practices in effect from time to time, applied consistently throughout the periods involved.

      "Week" means the period commencing on any given Sunday and ending on the next successive Saturday.

     Section 1.02 Other Definitions. Each of the following terms is defined in the Section set forth opposite such term:

Term                                                   Section

Agreement                                              Preamble
Alliance                                               Recitals
Alternative Marketing Arrangement                      2.02(a)
Base Marketing Fee                                     8.01(a)
Confidential Information                               11.04(a)
Core Plant Employees                                   9.05
Credit Policies                                        8.03(b)
Current Base Marketing Fee                             8.01(a)
Disclosing Party                                       11.04(a)
Dispute Notice                                         15.09(a)
Equity Commitment Letter                               4.10
Financing Commitments                                  11.13
Force Majeure Period                                   11.11
Governmental Approvals                                 3.03
Independent Accounting Firm                            15.09(b)
Legacy Systems                                         3.10(b)
Legacy Systems Fee                                     9.06(a)
Non-Arbitral Dispute                                   15.09(d)
Non-Conforming Products                                7.02(c)
Party                                                  Preamble
TF                                                     Preamble
TF Covenant Default                                    12.01 (a)(iii)
TF Default                                             12.01 (a)
TF Event of Default                                    12.01 (b)
TF Indemnified Party                                   13.01 (a)
TF Members                                             4.02
TF Operations Default                                  12.0l (a)(i)
TF Payment Default                                     12.01 (a)(ii)
TF Plant                                               Recitals
TF Product Claims                                      8.05(c)(ii)
TF Product Customer Receivables                        8.04
TF Representation Default                              12.01(a)(iv)
Quality Standards                                      7.02(a)
Receiving Party                                        11.04(a)
Representatives                                        11.04(a)
SBF                                                    Preamble
SBF Covenant Default                                   12.02(a)(iii)
SBF Default                                            12.02(a)
SBF Event of Default                                   12.02(c)
SBF Indemnified Party                                  13.02(a)
SBF Managed Operations                                 9.03
SBFMarks                                               3.10(a)
SBF Operations Default                                 12.02(a)(i)
SBF Payment Default                                    12.02(a)(ii)

SBF Products                                           8.05(c)(i)
SBF Quality Assurance Employees                        9.04
SBF Representation Default                             12.02(a)(iv)
SBF Services                                           9.03
SBF Transportation Employees                           9.02(b)
Scheduling Operations                                  9.02(a)
Seaboard                                               Preamble
Seaboard Entities                                      Preamble
Seaboard Financial Statements                          3.06(a)
Start-Up Fee                                           8.01(b)
STI                                                    9.02(b)
Third Party Claims                                     13.03
Transferred Product                                    7.01(b)
Unidentified Product                                   8.05(c)(iii)

     Section 1.03 Construction. Unless the context of this Agreement otherwise clearly requires, (a) references to the plural include the singular, and references to the singular include the plural, (b) references to any gender include the other genders, (c) the words "include", "includes" and "including" do not limit the preceding terms or words and shall be deemed to be followed by the words "without limitation", (d) the term "or" has the inclusive meaning represented by the phrase "and/or", (e) the terms "hereof", "herein", "hereunder", "hereto" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (f) the terms "day" and "days" mean and refer to calendar day(s) and
(g) the terms "year" and "years" mean and refer to calendar year(s). Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules, annexes and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified. This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it.


                           ARTICLE II
                  PURPOSE AND SCOPE OF ALLIANCE

     Section 2.01 Purpose and Scope. The Parties hereby agree that TF shall produce pork products at the TF Plant and that SBF shall
purchase,  market  and  sell  such  products  pursuant  to   this
Agreement. In addition, the Parties agree to work in good faith to achieve, through the Alliance, the following objectives:

          (a) to generate cost savings in the construction and operation of the TF Plant;

          (b) to facilitate the entry of TF Plant Products into the marketplace;

          (c) to achieve efficiencies through economies of scale in selling, general and administrative costs;

          (d) to achieve benefits in sales and marketing associated with an increased presence in the marketplace resulting from marketing the combined production from both Parties' Plants; and

          (e) to ensure collaboration between the Parties for their mutual benefit.

     Section 2.02   Other Arrangements; Non-Discrimination.

          (a) In the event SBF enters into another marketing arrangement (an "Alternative Marketing Arrangement") with a Person that is not  an  Affiliate of SBF, no product produced at a  Plant  other than  the  Guymon  Plant  in  connection  with  such  Alternative
Marketing Arrangement shall be considered for purposes of  making
any   calculation  or  other  determination  pursuant   to   this
Agreement.

          (b) From and after the Start-Up Date, except as otherwise provided in this Agreement or as may be commercially appropriate, SBF shall not discriminate in favor of its own products produced at the Guymon Plant or an Affiliated Plant of SBF or in favor of any products produced at a Plant other than the Guymon Plant in connection with an Alternative Marketing Arrangement or otherwise, in either case to the financial detriment of TF, with respect to such matters as scheduling, marketing and sales efforts, personnel incentives, pricing, order fulfillment, branding, transportation, information services, cost allocations or sales commissions, marketing accruals and trade allowances to customers and third parties.

                           ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF THE SEABOARD ENTITIES

     The Seaboard Entities hereby represent and warrant to TF, on a joint and several basis, each of the following as of the date hereof:

     Section 3.01 Organization, Authority and Qualification. Seaboard is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. SBF is a corporation duly organized, validly existing and in good standing under the Laws of the State of Oklahoma and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Seaboard Entities of this Agreement, the performance by the Seaboard
Entities of their respective obligations hereunder and the consummation by the Seaboard Entities of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seaboard Entities. This Agreement has been duly executed and delivered by the Seaboard Entities and (assuming due authorization, execution and delivery by TF), this

Agreement constitutes the legal, valid and binding obligations of the Seaboard Entities, enforceable against the Seaboard Entities in accordance with its terms.

     Section 3.02 No Conflicts. The execution, delivery and performance by the Seaboard Entities of this Agreement do not and will not (a) violate, conflict with or result in the breach of any provision of the organizational documents of the Seaboard Entities; (b) conflict with or violate in any material respect any Law or Governmental Order applicable to the Seaboard
Entities; or (c) materially conflict with, or result in, any material breach of, constitute a material default (or event which with the giving of notice or lapse of time or both would become a material default) under, require any material consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which a Seaboard Entity is a party, which would result in an SBF Material Adverse Effect.

     Section 3.03 Governmental Consents and Approvals. The execution and delivery of this Agreement by the Seaboard Entities do not, and the performance by the Seaboard Entities of this Agreement shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity ("Governmental Approvals"), except where the failure to obtain such Governmental Approvals would not result in an SBF Material Adverse Effect.

     Section 3.04   Litigation.  Except as publicly disclosed, there
is   no   suit,   action,  claim,  arbitration,   proceeding   or
investigation pending or, to the knowledge of SBF, threatened against, relating to or involving any Seaboard Entity or the Guymon Plant before any Governmental Entity that, if finally determined adversely to such Seaboard Entity, is reasonably likely, individually or in the aggregate, to result in an SBF Material Adverse Effect. Other than as reflected or reserved against on the Seaboard Financial Statements, no Seaboard Entity is subject to any judgment, decree, injunction, rule or order of any court or arbitration panel that is reasonably likely to result in an SBF Material Adverse Effect.

     Section 3.05 Insurance. All material assets, properties and risks of the Guymon Plant are covered by valid insurance policies or binders of insurance (including general liability insurance, property insurance and workers' compensation insurance) issued in favor of SBF, in each case with responsible insurance companies, in such types and amounts and covering such risks with respect to the Guymon Plant as are at least as comprehensive as those with respect to the TF Plant set forth on Schedule 4.06.

     Section 3.06   Financial Statements.

          (a) SBF has delivered to TF true and correct copies of (i) the audited consolidated balance sheet of Seaboard for the fiscal year ended December 31, 2002, along with the related audited consolidated statements of income and cash flows and accompanied by the reports thereon of Seaboard's independent auditors, as filed with the Securities and Exchange Commission on Seaboard's
Form 10-K/A for such fiscal year, (ii) the unaudited consolidated balance sheet of Seaboard for the quarterly period ended June 28, 2003, along with the related unaudited consolidated statements of income and cash flows, as filed with the Securities and

Exchange Commission on Seaboard's Form 10-Q for such quarterly period ((i) and (ii) collectively referred to herein as the "Seaboard
Financial   Statements"),  and  (iii)  the   internal   financial
statements of SBF for the quarterly period ended June 28, 2003, prepared in the ordinary course of business.

          (b) The Seaboard Financial Statements have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of Seaboard and present fairly in all material respects the consolidated financial condition and results of operations of Seaboard as of the dates thereof or for the periods covered thereby.

     Section 3.07 Books and Records. The books of account and other financial records of the Guymon Plant (a) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP, applied on a basis consistent with past practice, (b) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies, and (iii) have been maintained in accordance with good business and accounting practices.

     Section 3.08 Assets. SBF owns, leases or has the legal right to use all the properties and assets used in connection with the operation of the Guymon Plant and, with respect to contract rights, enjoys the right to the benefits of all contracts, agreements and other arrangements used by SBF in connection with
the   operation  of  the  Guymon  Plant.   SBF  has  caused  such
properties and assets to be maintained in accordance with good business practice, and all such properties and assets are in good operating condition and repair (subject to normal wear and tear) and suitable for the purposes for which they are used and intended.

     Section 3.09 Compliance with Laws. Except as publicly disclosed or as would not be reasonably likely to have an SBF Material Adverse Effect, (a) each Seaboard Entity is in compliance in all material respects with all Laws (including the U.S. Foreign Corrupt Practices Act, applicable foreign Laws and applicable Laws relating to zoning, environmental matters and the safety and health of employees), (b) neither Seaboard Entity has been charged with, nor has either received any written notice that it is under investigation with respect to, and, to the knowledge of SBF, neither is otherwise now under investigation with respect to, a material violation of any such Law, (c) neither Seaboard Entity is a party to, or bound by, any order, judgment, decree, injunction, rule or award of any Governmental Entity, and (d) each Seaboard Entity has filed all reports and has all licenses and permits required to be filed with any Governmental Entity on or prior to the date hereof.

     Section 3.10   SBF Marks; Legacy Systems.

          (a) The Seaboard Entities are the owners of the marks and logos set forth on Schedule 3.10(a) (the "SBF Marks") and are entitled to use such SBF Marks in the operation of the Guymon Plant as currently conducted and as currently contemplated.

          (b) The Seaboard Entities are the owners of, and have full right and authority. to grant licenses with respect to, the management information systems of SBF described in Schedule 3.10(b) (the
"Legacy Systems"). Upon the completion of installation of the Legacy

Systems at the TF Plant, the Legacy Systems will be operable and will reasonably perform the functions that they were designed to perform.

     Section 3.11 Supply Agreements. Schedule 3.11 lists each SBF Supply Agreement in effect as of the date hereof. Each such SBF Supply Agreement is valid and binding on the parties thereto and is  in full force and effect.  SBF is not in material breach  of, or material default under, any such SBF Supply Agreement, and, to the knowledge of SBF, no other party to any such SBF Supply Agreement is in material breach thereof or material default
thereunder.   SBF  has  not  received  any  written   notice   of
termination, cancellation, breach or default under any  such  SBF
Supply Agreement.

     Section 3.12   Real Property.

          (a) SBF has (i) good and marketable title to each parcel of the SBF Owned Real Property, except as would not interfere in any material respect with the present or intended use or occupancy by SBF of the SBF Owned Real Property, and (ii) a valid leasehold interest in the SBF Leased Real Property, and the leases granting
SBF such interests are in full force and effect.

          (b) No portion of the SBF Real Property, or any building or improvement located thereon, violates in any material respect any Law, including those Laws relating to zoning, building, land use, environmental, health and safety, fire, air, sanitation and noise control. Except as would not interfere in any material respect with the present or intended use or occupancy by SBF of the SBF
Real Property, no SBF Real Property is subject to (i) any governmental decree or order (or, to the knowledge of SBF, threatened or proposed order) or (ii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever.

          (c) The improvements and fixtures on the SBF Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used. There are no condemnation, expropriation or similar proceeding pending or, to the knowledge of SBF, threatened, against any of the SBF Real Property or any improvement thereon.
The SBF Real Property constitutes all of the real property that is utilized by SBF in the operation of the Guymon Plant.

     Section 3.13 Environmental, Health and Safety Matters. Except as publicly disclosed or as would not be reasonably likely to have an SBF Material Adverse Effect:

          (a) SBF possesses all material permits and approvals required under, and is in compliance in all material respects with, all
Environmental Laws and is in compliance in all material  respects
with   all   applicable  limitations,  restrictions,  conditions,
standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws or contained in any other Law, or any notice or demand letter issued thereunder;

          (b) SBF has not received notice of actual or threatened material liability under any Environmental Law or any similar foreign Law from any Governmental Entity or any third party, and, to the knowledge of SBF, there is no fact or circumstance that could form the basis for the assertion of any material claim against SBF under any Environmental Law, including with respect to any on-site or off-site location;

          (c) SBF (i) has not entered into or agreed to enter into any consent decree or order, (ii) has not contemplated entering into any consent decree or order, and (ii) is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Law;

          (d) to the knowledge of SBF, SBF is not alleged to be in violation in any material respect of, and is not subject to any administrative or judicial proceeding pursuant to, applicable
Environmental Laws;

          (e) SBF is not subject to any material Liability , incurred or imposed or based upon any provision of any Environmental Law or arising out of any act or omission of SBF, or SBF's employees, agents or representatives or arising out of the ownership, use, control or operation by SBF of the Guymon Plant;

          (f) SBF has made available to TF true, correct and complete copies of all reports and files relating to environmental matters; and SBF has not paid any material fine, penalty or assessment with respect to environmental matters;

          (g) no SBF Real Property, improvement or equipment contains any asbestos, polychlorinated biphenyls, underground storage tanks, open or closed pits, sumps or other containers on or under any asset; and

          (h) SBF has not imported, manufactured, stored, used, operated, transported, treated or disposed of any Hazardous Material other than in compliance with all Environmental Laws.

     Section  3.14   Other Transactions.  As of the date  hereof,
neither   Seaboard   Entity  is  involved  in   negotiations   or
discussions that would be reasonably likely to result in  an  SBF
Change of Control or a Potential Investment.

     Section 3.15 Finder's Fees. SBF has not engaged any broker, agent, finder, investment banker or similar Person with respect to the transactions contemplated by this Agreement.


                           ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF TF

      TF hereby represents and warrants to the Seaboard Entities each of the following as of the date hereof and as of the Commencement Date; provided, however, that representations and warranties that are explicitly made by TF only as of the Commencement Date are made only as of such date:

     Section 4.01 Organization, Authority and Qualification. TF is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Missouri and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the
transactions  contemplated hereby.   On  or  prior  to  the  date
hereof, TF has delivered to SBF true and complete copies of its governing instruments, including its Certificate of Formation and
Operating  Agreement and any amendments thereto.   The  execution
and delivery by TF of this Agreement, the performance by TF of its obligations hereunder and the consummation by TF of the transactions contemplated hereby have been duly authorized by all requisite action on the part of TF. This Agreement has been duly executed and delivered by TF and (assuming due authorization, execution and delivery by the Seaboard Entities), this Agreement constitutes the legal, valid and binding obligations of TF, enforceable against TF in accordance with its terms.

     Section 4.02   Equity Ownership of TF.  Set forth on Schedule
4.02 is a true and complete list of all of the equity owners of TF (the "TF Members"), listing for each such TF Member its name, number of equity interests held, aggregate amount of cash contributions made or committed to TF and percentage of total outstanding equity interests in TF held by such TF Member. Except as set forth on Schedule 4.02, there are no options, warrants, calls, convertible notes, agreements, commitments or
other   rights   outstanding  that  obligated   or,   under   any
circumstance would obligate, TF to issue, deliver or sell any equity interest in TF, or to grant, extend or enter into such option, warrant, call, convertible note, agreement, commitment or other right. There are no voting trusts or other agreements or understandings with respect to the voting of the equity interests of TF, and TF does not own or control, directly or indirectly through one or more intermediaries, any equity interest in any other Person.

     Section 4.03 No Conflicts. The execution, delivery and performance by TF of this Agreement do not and will not (a) violate, conflict with or result in the breach of any provision of the governing instruments of TF; (b) conflict with or violate in any material respect any Law or Governmental Order applicable to TF; or (c) materially conflict with, or result in, any material breach of, constitute a material default (or event which with the giving of notice or lapse of time or both would become a material default) under, require any material consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which TF is a party, which would result in a TF Material Adverse Effect.

     Section 4.04 Governmental Consents and Approvals. The execution and delivery of this Agreement by TF do not, and the performance by TF of this Agreement shall not, require any Governmental Approvals, except as described in Schedule 4.04 or where the failure to obtain such Governmental Approvals would not materially adversely affect or materially delay the ability of TF to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

     Section 4.05 Litigation. There is no suit, action, claim, arbitration, proceeding or investigation pending or, to the knowledge of TF, threatened against, relating to or involving TF, the TF Plant or any TF Member before any Governmental Entity that, if finally determined adversely to TF or such TF Member, is reasonably likely, individually or in the aggregate, to result in a TF Material Adverse Effect.
TF and the TF Plant are not subject to any judgment, decree, injunction, rule or order of any court or arbitration panel that is reasonably likely to result in a TF Material Adverse Effect.

     Section 4.06 Insurance. Prior to the commencement of pork producing operations at the TF Plant, all material assets, properties and risks of TF will be covered by valid and currently effective insurance policies or binders of insurance (including general liability insurance, property insurance and workers' compensation insurance) issued in favor of TF, in each case with responsible insurance companies, in such types and amounts and covering such risks as are at least as comprehensive as those set forth in Schedule 4.06.

     Section 4.07   Books and Records.

          (a) The books of account and other financial records of TF (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP, where applicable, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies, and (iii) have been maintained in accordance with good business and accounting practices.

          (b) The minute books of TF contain accurate records of all meetings and accurately reflect all other actions taken by the TF Members. Complete and accurate copies of all such minute books and of the record of interest holders of TF have been provided by TF to SBF.

     Section 4.08 Assets. As of the Commencement Date, TF will own, lease or have the legal right to use all the properties and assets used or intended to be used in connection with the operation of the TF Plant or otherwise owned, leased or used by
TF and, with respect to contract rights, will be a party to and enjoy the right to the benefits of all contracts, agreements and other arrangements used or intended by be used by TF in
connection  with  the  operation of the  TF  Plant.   As  of  the
Commencement Date, TF will have caused such properties and assets to be maintained in accordance with good business practice, and all such properties and assets will be in good operating condition and repair and suitable for the purposes for which they are used and intended.

     Section 4.09 Compliance with Laws. Except as would not be reasonably likely to result in a TF Material Adverse Effect, TF
(a) is in compliance in all material respects with all applicable Laws (including applicable Laws relating to zoning, environmental matters and the safety and health of employees), (b) has not been charged with, and has received no written notice that it is under investigation with respect to, and, to the knowledge of TF, is not otherwise now under investigation with respect to, a material violation of any applicable Law, (c) is not a party to, or bound by, any order, judgment, decree, injunction, rule or award of any Governmental Entity, and (d) has filed all reports and has all licenses and permits required to be filed with any Governmental Entity on or prior to the date hereof.

     Section  4.10   Equity Financing.  TF has received  and  has
furnished  to SBF true and complete copies of executed commitment letters containing commitments from the TF Members
to provide  TF with  equity financing in an aggregate amount of
$63,144,000 (the "Equity Commitment Letter").  The Equity Commitment
Letter is  in full force and effect and has not been amended or
rescinded.   TF has  no reason to believe that the Equity Commitment
Letter will not lead to the financing contemplated therein. To the knowledge of TF, the financing contemplated by the Equity Commitment Letter constitutes all of the equity financing required to be provided to TF in order to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

     Section 4.11 Supply Agreements. Schedule 4.11 lists each TF Supply Agreement in effect as of the date hereof (copies of which have been made available by TF to SBF). As of the Commencement Date, Schedule 4.11 shall list each TF Supply Agreement in effect
as   of   such  date  (which  TF  Supply  Agreements   shall   be
substantially in the form of the TF Supply Agreements made available by TF to SBF). Each TF Supply Agreement is valid and binding on the parties thereto and is in full force and effect. TF is not in material breach of, or material default under, any TF Supply Agreement, and, to the knowledge of TF, no other party to any TF Supply Agreement is in material breach thereof or material default thereunder. TF has not received any written notice of termination, cancellation, breach or default under any TF Supply Agreement.

     Section 4.12   Real Property.

          (a) As of the Commencement Date, TF will have (i) good and marketable title to each parcel of the TF Owned Real Property, except as would not interfere in any material respect with the present or intended use or occupancy by TF of the TF Owned Real Property, and (ii) a valid leasehold interest in the TF Leased Real Property, and, as of the Commencement Date, the leases granting TF such interests will be in full force and effect.

          (b) As of the Commencement Date, no portion of the TF Real Property, or any building or improvement located thereon, will violate in any material respect any Law, including those Laws relating to zoning, building, land use, environmental, health and safety, fire, air, sanitation and noise control. As of the Commencement Date, except as would not interfere in any material respect with the present or intended use or occupancy by TF of the TF Real Property, no TF Real Property will be subject to (i) any governmental decree or order (or, to the knowledge of TF, threatened or proposed order) or (ii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever.

          (c) As of the Commencement Date, the improvements and fixtures on the TF Real Property will be in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and will be adequate and suitable for the purposes for which they are presently being used. As of the Commencement
Date, there will be no condemnation, expropriation or similar proceeding pending or, to the knowledge of TF, threatened, against any of the TF Real Property or any improvement thereon.
The TF Real Property constitutes all of the real property that will be utilized by TF as of the Commencement Date in the operation of the TF Plant.

     Section 4.13 Environmental, Health and Safety Matters. Except as would not be reasonably likely to result in a TF Material
Adverse Effect, as of the Commencement Date:

          (a) TF will possess all material permits and approvals required under, and is in compliance in all material respects with, all
Environmental  Laws  and will be in compliance  in  all  material
respects   with   all   applicable   limitations,   restrictions,
conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws or contained in any other Law, or any notice or demand letter issued thereunder;

          (b) TF will not have received notice of actual or threatened material liability under any Environmental Law or any similar foreign Law from any Governmental Entity or any third party, and, to the knowledge of TF, there will be no fact or circumstance that could form the basis for the assertion of any material claim against TF under any Environmental Law, including with respect to any on-site or off-site location;

          (c) TF (i) will not have entered into or agreed to enter into any consent decree or order, (ii) will not have contemplated entering into any consent decree or order, and (ii) will not be subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous
Materials under, any applicable Environmental Law;

          (d) to the knowledge of TF, TF will not be alleged to be in violation in any material respect of, and will not be subject to any administrative or judicial proceeding pursuant to, applicable
Environmental Laws;

          (e) TF will not be subject to any material Liability incurred or imposed or based upon any provision of any Environmental Law arising out of any act or omission of TF, or TF's employees, agents or representatives or arising out of the ownership, use, control or operation by TF of any plant, facility, site, area or property (including any plant, facility, site, area or property currently or previously owned or leased by TF) from which any Hazardous Material was Released;

          (f) TF will have made available to SBF true, correct and complete copies of all reports and files relating to environmental matters; and TF will not have paid any material fine, penalty or assessment with respect to environmental matters;

          (g) no Real Property, improvement or equipment will contain any asbestos, polychlorinated biphenyls, underground storage tanks, open or closed pits, sumps or other containers on or under any asset; and

          (h) TF will not have imported, manufactured, stored, used, operated, transported, treated or disposed of any Hazardous
Material other than in compliance with all Environmental Laws.

     Section 4.14 Other Transactions. As of the date hereof, TF is not involved in negotiations or discussions that would be reasonably likely to result in a TF Change of Control or a Potential Investment.

     Section 4.15 Finder's Fees. TF has not engaged any broker, agent, finder, investment banker or similar Person with respect to the transactions contemplated by this Agreement.

                            ARTICLE V
        REPRESENTATIONS AND WARRANTIES OF THE TF MEMBERS

      Each TF Member severally (as to itself and not as to any other TF Member) hereby represents and warrants to the Seaboard
Entities each of the following as of the date hereof:

     Section 5.01 Organization, Authority and Qualification. Such TF Member is an entity duly formed, validly existing and in good standing under the Laws of the State of its organization or formation and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such TF Member of this Agreement, the performance
by   such  TF  Member  of  its  obligations  hereunder  and   the
consummation by such TF Member of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such TF Member. This Agreement has been duly executed and delivered by such TF Member, and (assuming due authorization, execution and delivery by the Seaboard Entities), Article V and Sections 11.04 and 11.14 of this Agreement constitute the legal, valid and binding obligations of such TF Member, enforceable against such TF Member in accordance with their terms.

     Section 5.02 No Conflicts. The execution, delivery and performance by such TF Member of this Agreement do not and will not (a) violate, conflict with or result in the breach of any provision of the governing instruments of such TF Member; (b) conflict with or violate in any material respect any Law or Governmental Order applicable to such TF Member; or (c) materially conflict with, or result in, any material breach of, constitute a material default (or event which with the giving of notice or lapse of time or both would become a material default) under, require any material consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such TF Member is a party, which would result in a TF Material Adverse Effect or a TF Member Material Adverse Effect.

     Section 5.03 Governmental Consents and Approvals. The execution and delivery of this Agreement by such TF Member do not, and the performance by such TF Member of this Agreement shall not, require any Governmental Approvals, except where the failure to obtain such Governmental Approvals would not result in a TF Material Adverse Effect or a TF Member Material Adverse Effect.

     Section 5.04 Litigation. There is no suit, action, claim, arbitration, proceeding or investigation pending or, to the knowledge of such TF Member, threatened against, relating to or involving such TF Member before any Governmental Entity that, if finally determined adversely to such TF Member, is reasonably likely, individually or in the aggregate, to result in a TF Material Adverse Effect or a TF Member Material Adverse Effect. Such TF Member is not subject to any judgment, decree, injunction, rule or order of any court or arbitration panel that is reasonably likely to result in a TF Material Adverse Effect or a TF Member Material Adverse Effect.

     Section 5.05 Compliance with Laws. Except as would not be reasonably likely to result in a TF Material Adverse Effect or a TF Member Material Adverse Effect, such TF Member (a) is in compliance in all material respects with all applicable Laws
(including applicable Laws relating to zoning, environmental matters and the safety and health of employees), (b) has not been charged with, and has received no written notice that it is under investigation with respect to, and, to the knowledge of such TF Member, is not otherwise now under investigation with respect to, a material violation of any applicable Law, (c) is not a party to, or bound by, any order, judgment, decree, injunction, rule or award of any Governmental Entity, and (d) has filed all reports and has all licenses and permits required to be filed with any Governmental Entity on or prior to the date hereof.

     Section 5.06 Other Transactions. As of the date hereof, no TF Member is involved in negotiations or discussions that would be reasonably likely to result in a TF Change of Control or a Potential Investment.

                           ARTICLE VI
                  MARKETING AND SALE OF PRODUCT

     Section 6.01   Marketing and Sale Rights and Obligations.

          (a) Except as otherwise provided in this Agreement, SBF shall have the exclusive right to, and shall be obligated to, market and sell on behalf of TF all TF Plant Products. SBF shall use its commercially reasonable efforts (taking into account customer needs and requirements) to schedule, market and sell to customers all of the TF Plant Products that the TF Plant is capable of producing in accordance with this Agreement so as to generate the highest combined net margins with respect to products produced at both the TF Plant and the Guymon Plant.

          (b) Except as permitted by Sections 7.01(b), 11.01(a) and 12.02(b), TF hereby agrees that it shall not sell, transfer, convey or assign, directly or indirectly through one or more intermediaries (other than to SBF), or conduct any direct or indirect marketing efforts with respect to, any TF Plant
Products.

     Section 6.02   Branding and Labeling.

          (a) SBF shall, in its sole discretion, determine and direct the branding and labeling by TF of all TF Plant Products. TF shall be responsible for all costs and expenses related to the application of labels to all TF Plant Products; provided, however, that SBF shall use its reasonable efforts to cause the projected costs and expenses for such labeling (on a per package basis) to be substantially similar to those incurred by SBF in labeling comparable products produced at the Guymon Plant.

          (b) SBF hereby grants to TF a royalty-free, non-exclusive license to use the SBF Marks solely in connection with the branding and labeling of TF Plant Products as directed and approved by SBF. TF acknowledges that SBF owns all right, title and interest in and to the SBF Marks, and TF shall not take any action that is inconsistent with the ownership by SBF of the SBF
Marks.  TF shall not seek or obtain any registration of any SBF
Mark or any confusingly
similar mark. TF agrees that nothing in this Agreement, and no use of any SBF Mark by TF pursuant to this Agreement, shall vest in TF or shall be construed to vest in TF any right of ownership in or to such SBF Mark other than the right to use such SBF Mark in accordance with this Agreement. All goodwill and improved reputation with respect to the SBF Marks generated in connection with the Alliance shall inure to the benefit of SBF. In no event shall TF use any SBF Mark in connection with any TF Plant Product that is not transferred to SBF in accordance with this Agreement.
Subject to Section 12.02(d), any and all rights of TF to use the SBF Marks shall cease and be of no further force or effect upon the termination of this Agreement pursuant to Section 14.01 or otherwise. TF shall not by any act or omission use any SBF Mark in any manner that tarnishes, degrades, disparages or reflects adversely on SBF or its business or reputation.

     Section 6.03 Marketing Plan. SBF shall develop and deliver to TF for TF's review and comment, on an annual basis, a marketing plan setting forth SBF's plan for the applicable year regarding, among other things, marketing strategies and initiatives, sales,
promotion   and   marketing  staffing  and  expenses,   incentive
compensation for sales and marketing personnel, target customers,
target   markets,  product  mix  and  new  products,  value-added
products, branding, order fulfillment and pricing; provided, however, that SBF shall make the final determination regarding the content of each such marketing plan in its sole discretion.


                           ARTICLE VII
                     PRODUCTION AND TRANSFER

     Section 7.01   Production; Transfer of Product.

          (a) From and after the Commencement Date, TF shall use commercially reasonable efforts to produce at the TF Plant
(within the capacity of the TF Plant) all pork products reasonably requested by SBF, so long as such products are standard industry products or SBF is producing such products at the Guymon Plant.

          (b) Upon 30 days prior written notice to and consent of the other Party (which consent shall not be unreasonably withheld or delayed), TF shall have the right to transfer, and SBF shall have the right to cause TF to transfer, product ("Transferred
Product") from the TF Plant to an Affiliated Plant so that such Transferred Product may be modified into a form that otherwise is not produced at the TF Plant; provided, however, that the amount of Transferred Product per Party during any 30-day period shall not be greater than 50% (by weight) of the total amount of such product produced at the TF Plant during such 30-day period (it being understood, however, that if the Transferred Product required modification prior to transfer, then, for the purposes of this proviso, the applicable weight of the Transferred Product shall refer to the applicable weight of the applicable origin product (prior to such modification) produced at the TF Plant during such 30-day period).

     Section 7.02   Product Quality Standards.

          (a) From and after the Commencement Date, each of TF and SBF hereby agrees to produce, at the TF Plant and the Guymon Plant, respectively, pork products that conform to the relevant quality standards and specifications made available by SBF to TF (the "Quality Standards"), which Quality
Standards shall be consistent with the standards and specifications for the Guymon Plant, as amended from time to time. From and after the Commencement Date, each of TF and SBF shall have the right to inspect, during normal business hours, the premises of the other Plant to the extent reasonably necessary to ensure compliance with the Quality
Standards. SBF shall not make any material modification to the Quality Standards (other than with respect to standard industry items or requirements) without the prior written consent of TF, which consent shall not be unreasonably withheld or delayed.

          (b) SBF shall be solely responsible and liable for any Losses arising out of the production and sale of products produced at the Guymon Plant that do not meet the Quality Standards. TF shall be solely responsible and liable for any Losses arising out of the production and sale of products produced at the TF Plant that do not meet the Quality Standards.

          (c) The determination of whether TF Plant Products comply with the applicable Quality Standards shall be made by SBF in its Reasonable Good Faith Determination. TF Plant Products that do not, in the Reasonable Good Faith Determination of SBF, meet the applicable Quality Standards ("Non-Conforming Products") shall be marketed and sold to customers by SBF as it deems appropriate in its sole discretion.

          (d) Notwithstanding anything to the contrary set forth in this Agreement, the Parties shall in good faith agree upon an appropriate transfer price with respect to any Non-Conforming
Product that is also a Transferred Product.

                          ARTICLE VIII
                     FEES AND PAYMENT TERMS

     Section 8.01   Base Marketing Fee; Start-Up Fee.

          (a) TF shall pay SBF a base marketing fee (the "Base Marketing Fee"), consisting of a current portion (the "Current Base
Marketing Fee") and a deferred portion, pursuant to the terms and conditions set forth in Schedule 11.15.

          (b) For the 24-month period after the Start-Up Date, TF shall be obligated to pay SBF, on a monthly basis (on or before the 5th
Business Day of each applicable month, beginning the first month following the Start-Up Date), a start-up fee (the "Start-Up Fee") equal to the respective amounts for such period as determined in accordance with Schedule 8.01.

     Section 8.02 Payment of Fees. SBF shall, on a weekly basis, deliver to TF an invoice setting forth the Current Base Marketing Fees payable by TF to SBF for the prior Week. All such invoiced amounts shall be due and payable by TF, by wire transfer in immediately available funds to the SBF Account, on the second successive Business Day after receipt by TF of such invoice.

     Section 8.03   Invoicing; Collections.

          (a) SBF shall be responsible, in accordance with standard industry practices, for all invoicing and collections with respect to sales of TF Plant Products by SBF to customers.

          (b) In connection with the performance of its obligations set forth in Section 8.03(a), SBF shall adhere to the credit policies of SBF with respect to the Guymon Plant (the "Credit Policies"), a copy of which has been made available to TF. SBF may modify the Credit Policies at any time, in its reasonable discretion, and shall notify TF as promptly as practicable after making any such modification; provided, however, that SBF shall not make any material modification to the Credit Policies as in effect on the date hereof, or materially deviate from the Credit Policies in effect from time to time, without the prior written consent of TF, which consent shall not be unreasonably withheld or delayed.

     Section 8.04 TF Product Customer Sales Information. SBF shall report to TF on a weekly basis (a) all sales of TF Plant Products to customers; (b) the amounts receivable from customers by SBF with respect to such sales ("TF Product Customer Receivables");
and (c) the amounts collected by SBF with respect to such TF Product Customer Receivables.

     Section 8.05   General Payment Terms.

          (a) For purposes of this Agreement, all prices used for the sale of Qualifying Products shall be on an FOB TF Plant basis or FOB
Guymon Plant basis, as applicable, established at the time that product is shipped to a customer, net of any sales commissions, marketing accruals, trade allowances and freight and similar charges.

          (b) Any outstanding balances under this Agreement or the Promissory Note due to either TF or SBF from the other Party shall bear interest at the Default Rate from the second Business
Day after the due date through the date of payment.

          (c) Any Loss arising out of or resulting from third party claims against SBF or TF shall be allocated as follows:
               (i) The Seaboard Entities shall be solely responsible for all Losses arising out of claims related to products produced at SBF
     Plants ("SBF Products").

               (ii) TF shall be solely responsible for all Losses arising out of claims related to TF Plant Products that are not recoverable pursuant to Section 8.05(c)(v) ("TF Product Claims"). SBF shall deliver to TF an invoice setting forth any Losses suffered or incurred by SBF arising out of TF Product Claims. All such invoiced amounts shall be due and payable by TF, by wire transfer in immediately available funds to the SBF Account, on the fifth
     Business Day after receipt by TF of such invoice.  No TF Product
     Claim may be settled by SBF without the prior written consent of TF, which consent shall not be unreasonably withheld or delayed; provided, however, that SBF shall be entitled, without the prior written consent of TF, to settle any such TF Product Claim (or any series of TF Product Claims related to the same TF Plant
     Product) at TF's expense for an amount less than $25,000 in the aggregate.

               (iii) In the event that a third party claim relates to a product (an "Unidentified Product") that cannot be specifically identified as either a TF Plant Product or an SBF Product, the amount payable by TF to SBF pursuant to this Section 8.05(c) shall be equal to (A) the Losses suffered or incurred by SBF arising out of such claim, multiplied by (B) the ratio of (1) the Product Revenues attributable to the TF Plant Products comparable to the products giving rise to such claim, divided by (2) the aggregate Product Revenues attributable to such TF Plant Products and the comparable SBF Products.

               (iv) With respect to sales-related claims initiated by a customer relating to the sale of TF Plant Products (not otherwise covered by Section 8.05(c)(i), (ii) or (iii)), TF shall pay to SBF an amount equal to (A) the Losses suffered or incurred by SBF arising out of such claim, multiplied by (B) the ratio of (1) the Product Revenues attributable to the TF Plant Products giving rise to such claim, divided by (2) the aggregate Product Revenues attributable to such TF Plant Products and the comparable SBF
     Products. SBF shall consult with TF (X) with respect to any individual sales-related claim or series of related claims involving Losses in excess of $10,000, and (Y) to the extent aggregate Losses arising out of sales-related claims in any given calendar year exceed $50,000.

               (v) Contribution or reimbursement for Losses arising out of transportation claims shall be sought against the transportation company, and any net recoveries with respect to such Losses shall be distributed to the Party responsible for such Losses in accordance with this Section 8.05(c).

          (d) The difference between the amount of freight charges charged to customers with respect to the shipment of products from the TF
Plant and the Guymon Plant and the amount of freight charges actually incurred with respect to the shipment of products from the TF Plant and the Guymon Plant shall be determined and shared/paid by the Parties at the end of each month, based upon the weight of the products sold from the TF Plant and the Guymon
Plant.

          (e) Notwithstanding anything to the contrary contained herein, SBF may settle any customer claims involving a pricing or billing error for any amount as necessary to correct such pricing or billing error without the consent of TF.

                           ARTICLE IX
         TF PLANT CONSTRUCTION; MANAGEMENT AND OPERATION

     Section 9.01   TF Plant Construction; Operation.

          (a) TF shall engineer, design, construct and develop the TF Plant in order to meet the minimum capability requirements set forth on Schedule 9.01. TF shall be solely responsible for all costs, fees and expenses relating to the engineering, design, construction and development of the TF Plant.
TF shall use all reasonable efforts to cause construction on the TF Plant to commence as soon as practicable after the date hereof.

          (b) SBF shall have the right to review at its request all plans, as amended or modified from time to time, relating to the engineering, design, construction and development of the TF
Plant. TF will promptly notify SBF of any material changes to such plans. SBF will consult with TF from time to time and provide TF with any suggestions that SBF has that could impact product mix, customer mix, quality, scheduling, efficiencies or similar issues in order to maximize efficiencies at the TF Plant and sales prices for the TF Plant Products.

          (c) Prior to the Start-Up Date, SBF shall allow TF employees to receive such training at the Guymon Plant as the Parties determine to be reasonable and appropriate. TF shall be solely responsible for all costs, fees and expenses relating to such training. During the period between the Commencement Date and the Start-Up Date, SBF shall cause certain of its employees to be present at the TF Plant to assist with the start-up of pork producing operations at the TF Plant as the Parties determine to be reasonable and appropriate. TF shall be solely responsible for all Employee Costs related to such SBF employees during such period.

          (d) As soon as reasonably possible following the Commencement Date, TF shall, in a manner consistent with the scheduling directives of SBF, endeavor to operate the TF Plant at all times in accordance with the requirements set forth on Schedule 9.01.
From and after the Commencement Date, SBF shall endeavor to operate the Guymon Plant at all times in accordance with the requirements set forth on Schedule 9.01.

     Section 9.02   Scheduling; Transportation.

          (a) SBF shall be directly responsible, acting in a commercially reasonable manner, for scheduling the pork processing operations
(the  "Scheduling Operations") at the TF Plant to  meet  customer needs  and requirements (taking into account the capabilities  of the TF Plant).  From and after the Commencement Date and prior to the  2nd year anniversary thereof, subject to customer needs  and requirements (and taking into account the capabilities of the  TF
Plant),  SBF  shall, at a minimum, direct scheduling  at  the  TF
Plant  in  accordance with Schedule 9.02(a), so  long  as  it  is commercially  reasonable to do so.  From and after the  2nd  year anniversary  of the Commencement Date, subject to customer  needs and requirements (and taking into account the capabilities of the
TF  Plant), SBF shall, at a minimum, direct scheduling at the  TF
Plant such that, over any period of 45 consecutive Business  Days after such 2nd year anniversary, the daily average number of hogs slaughtered at the TF Plant shall be no less than the  lesser  of
(i)  15,000 and (ii) the daily average number of hogs slaughtered at  the  Guymon Plant for the comparable period of 45 consecutive
Business  Days,  so  long  as  it is commercially  reasonable  to
schedule   such  number  of  hogs.   TF  shall  use  commercially
reasonable efforts to schedule and organize its production operations as reasonably directed by SBF.

          (b) SBF shall be directly responsible for all services, functions and responsibilities relating to the transportation of all TF Plant Products from the TF Plant to SBF customers. SBF shall employ one or more employees (the "SBF Transportation Employees") at the TF Plant to oversee and perform all such transportation functions. SBF shall not transport more than 20% of TF Plant Products in any given year using Seaboard Transport Inc. ("STI") without the prior written consent of TF, which consent shall not be unreasonably withheld or delayed. The rates charged by STI in connection with hauling all TF Plant Products shall be comparable to those being charged by third party carriers.

     Section 9.03 SBF Services. SBF shall provide to TF the additional services set forth on Schedule 9.03 attached hereto
(the "SBF Services" and, together with the Scheduling Operations, the "SBF Managed Operations").

     Section 9.04 Quality Assurance. The Parties shall work in a cooperative manner to ensure that TF will produce pork products
at  the  TF Plant that meet or exceed the Quality Standards.   TF
shall be responsible for the employment of employees on the pork production lines at the TF Plant whose primary responsibility is to monitor the quality of the pork products being produced by the
TF  Plant.   SBF  shall be entitled to employ at  least  one  SBF
employee per shift (the "SBF Quality Assurance Employees") to monitor the quality of the final product being produced by each production line at the TF Plant.

     Section 9.05 Core Plant Employees. All salaried and clerical employees at the TF Plant responsible for TF Plant operations (other than the SBF Transportation Employees and the SBF Quality Assurance Employees), and all TF Plant hourly production workers (collectively, the "Core Plant Employees") shall be employed by
TF.   TF  shall be solely and directly responsible for all costs, fees and expenses, with respect to the Core Plant Employees, including the costs, fees and expenses with respect to items set forth on Schedule 1.01(a).

     Section 9.06   Legacy Systems.

          (a) TF shall pay SBF a fee (the "Legacy Systems Fee") for the source code to the Legacy Systems and for reimbursement of costs and expenses, and payment of fees incurred in connection with the pre-purchase  planning, design, programming,  testing,  training, written  documentation and installation of software in connection with the Legacy Systems for use with respect to the TF Plant,  in
accordance   with  the  terms  and  conditions   set   forth   in
Schedule 11.15. SBF shall install the Legacy Systems at the TF Plant and shall integrate the Legacy Systems with third party software (which third party software shall be similar to that used at the Guymon Plant) required by TF to operate the TF Plant.
SBF shall not be obligated to begin such installation and integration until the date on which TF begins to make Legacy
Systems Fee payments in accordance with Schedule 11.15.

          (b) SBF shall use its commercially reasonable efforts to complete the installation of the Legacy Systems at the TF Plant within 18 months after the commencement of such installation. SBF and TF shall conduct mutually agreed testing and verification procedures with respect to the functionality of the Legacy Systems at the TF Plant. SBF shall make such modifications as are reasonably required to cause the Legacy Systems to perform the functions described in Schedule 3.10(b) as appropriate with respect to the operations of the TF Plant.

          (c) SBF shall provide TF with all source codes for the Legacy Systems in machine readable format, together with all documentation for the Legacy Systems. SBF shall assist TF as reasonably required to allow TF to verify such source codes, and TF shall have the right to modify such source codes for internal use by TF.

          (d) In consideration for and upon full payment of the Legacy Systems Fee, the Seaboard Entities hereby grant to TF a perpetual, fully paid-up, non-exclusive license to use and modify the Legacy Systems in connection with TF's operations. All data created by TF through the use of the Legacy Systems in connection with TF's operations shall be the property of TF and, to the extent in the possession of either Seaboard Entity, shall be delivered to TF upon request. The license granted pursuant to this Section 9.06(d) shall survive any termination of this Agreement.

          (e) At any time during the term of this Agreement or after termination of this Agreement by either Party pursuant to Section
14.01, TF shall have the right to acquire a fully paid-up perpetual license to the Legacy Systems by paying to SBF any unpaid portion of the Legacy Systems Fee.

          (f) Upon termination of this Agreement by either Party pursuant to Section 14.01 and payment by TF to SBF of all amounts payable hereunder and under the Promissory Note in accordance with the terms hereunder and thereunder, at TF's option, SBF shall provide all required maintenance and support with respect to the Legacy
Systems for a period of 12 months after the date of such termination, for a fee equal to all actual costs and expenses incurred by SBF in providing such maintenance and support.

     Section 9.07   Third Party Fees; Other Fees.

          (a) All costs, fees and expenses incurred by the Parties in connection with the installation of third party management information systems and software at the TF Plant, including one-
time  software license payments to vendors, shall be paid by  TF.
Any costs, fees and expenses necessary to upgrade SBF's AS/400 systems to run the Legacy Systems shall be shared between the Parties (based on the relative CPU usage by SBF and TF when their
respective  systems are operating at full capacity).   Any  third
party software license fees incurred in connection with licenses allowing TF to use non-Legacy Systems shall be paid by TF.

          (b)  Without duplication of amounts otherwise payable under
Section 9.07(a), TF shall pay an amount equal to the Monthly TF
Plant Percentage multiplied by all direct costs, fees and expenses incurred by SBF in the applicable month in connection with third party and other SBF services as set forth on Schedule 9.07(b), to the extent such services relate to SBF Managed
Operations and are performed for both the Guymon Plant and the TF Plant, and, to the extent such services are performed solely for the TF Plant, TF shall pay the full amount of such costs, fees and expenses incurred by SBF.

     Section 9.08   Use of TF Plant Facilities.

          (a) In order to enable SBF to provide the SBF Managed Operations to TF, TF shall:

               (i) provide the use of space in the TF Plant, together with access to employee cafeterias and parking facilities, office furnishings, telephone equipment and services and janitorial services, as may be reasonably required by SBF;

               (ii) provide SBF with information reasonably requested by SBF relating to the SBF Managed Operations;

               (iii) obtain any third party consents or approvals necessary to enable SBF to enter and use the TF Plant as necessary to perform the SBF Managed Operations; and

               (iv) at SBF's request, cooperate with SBF in matters relating to SBF's performance of the SBF Managed Operations.

          (b) The use of the TF Plant by SBF does not constitute a leasehold interest in favor of SBF.

     Section 9.09 Executive Changes. From and after the Commencement Date, each of TF and SBF shall provide written notice to the other Party as promptly as practicable after any change in the employee serving as Plant manager, chief executive officer or chief financial officer of TF or the TF Plant or of SBF or the Guymon Plant, as applicable.

                            ARTICLE X
                           HOG SUPPLY

     Section 10.01 Country of Origin. Each Party shall use its commercially reasonable efforts to process hogs that are born and raised in the United States, with any reductions in revenue and increases in costs, fees and expenses attributable to the processing of hogs not born and raised in the United States to be borne solely by the Party processing those hogs.

     Section 10.02 Standards and Criteria. In addition to the obligations set forth in Section 10.01, each of TF and SBF shall use commercially reasonable efforts to ensure that all hogs delivered to the TF Plant or the Guymon Plant, as applicable, by producers shall meet the criteria and parameters set forth on
Schedule 10.02. All reductions in revenue received by either Party, and increases in costs, fees and expenses incurred by either Party, in each case related to the failure of any hogs delivered to the TF Plant by any TF Member or third party producer to meet such criteria and parameters, shall be borne solely by TF. All reductions in revenue received by either Party, and increases in costs, fees and expenses incurred by either Party, in each case related to the failure of any hogs delivered to the Guymon Plant by SBF or any third party producer to meet such criteria and parameters, shall be borne solely by SBF.

                           ARTICLE XI
                      ADDITIONAL AGREEMENTS

     Section 11.01  Exempted Product.

          (a) TF shall have the option to exempt from this Agreement product consisting of casings, heparin and other products as mutually agreed by the Parties, in an amount up to two pounds per
carcass  processed  from  the  TF  Plant,  for  handling   and/or
processing by third parties. Any product so exempted hereunder shall not be considered TF Plant Product for the purposes of this Agreement.

          (b) Unless otherwise agreed by the Parties, this Agreement shall not apply to product produced at any Plant other than the TF
Plant or the Guymon Plant.

     Section 11.02  Operation of the TF Plant.

          (a) TF hereby agrees that it shall, except as expressly required by this Agreement or as otherwise consented to in advance in writing by SBF (which consent shall not be unreasonably withheld or delayed) or except as would not be reasonably likely to have a TF Material Adverse Effect:

               (i) conduct the operations of the TF Plant in the ordinary course on a basis consistent with the purposes of the Alliance as set forth herein, and not enter into any agreement, transaction or activity or make any commitment with respect to the operation of the TF Plant, except those in the ordinary course of business and not otherwise prohibited under this Section 11.02;

               (ii) maintain in good condition and repair (ordinary wear and tear excepted), consistent with past practices, all buildings, offices, facilities and other structures at the TF Plant, and all equipment, fixtures and other tangible personal property at the TF Plant;

               (iii) perform in all material respects all of its obligations under all, and not default or suffer to exist any event or condition that with notice or lapse of time or both could constitute a default under any TF Supply Agreement (except those being contested in good faith);

               (iv) obtain and maintain all Governmental Approvals that are necessary for the operation of the TF Plant;

               (v) maintain its minute books, books of account and other financial records in accordance with good business and accounting practices;

               (vi) comply with all applicable Laws, including applicable Laws promulgated by the United States Department of Agriculture and the United States Food and Drug Administration and applicable
     Laws relating to zoning, environmental matters and the safety and health of employees; and

               (vii) obtain all permits and approvals required under, and remain in full compliance with, all Environmental Laws, including all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained therein.

          (b) TF agrees that, for so long as there remains any outstanding balance under the Promissory Note, it shall not, unless consented to  in  advance in writing by SBF, amend any existing  TF  Supply
Agreement  with  a  TF Member or enter into  any  new  TF  Supply
Agreement in any manner that (i) reduces the aggregate number  of hogs  deliverable under all TF Supply Agreements, (ii)  decreases the  quality standards from those set forth in the then  existing
TF  Supply Agreements, or (iii) increases the prices payable  for hogs  above  those in the then existing TF Supply Agreements,  in each  case  from  the  terms in existence on  the  date  of  such existing  TF Supply Agreements.  TF shall make a Reasonable  Good
Faith  Determination that the producer party to any new TF Supply
Agreement   is  able  to  perform  its  obligations  under   such
agreement. TF may substitute any TF Supply Agreement so long as the aggregate number of hogs delivered under all the TF Supply
Agreements is not reduced and the quality standards and price in such substitute TF Supply Agreement are consistent with those set forth in the then existing TF Supply Agreements.

     Section 11.03 Operation of the Guymon Plant. SBF hereby agrees that it shall, except as expressly required by this Agreement or as otherwise consented to in advance in writing by TF (which consent shall not be unreasonably withheld or delayed) or except as would not be reasonably likely to have an SBF Material Adverse
Effect:

          (a) conduct the operations of the Guymon Plant in the ordinary course on a basis consistent with the purposes of the Alliance as set forth herein, and not enter into any agreement, transaction or activity or make any commitment, in each case with respect to the operation of the Guymon Plant, except those in the ordinary course of business and not otherwise prohibited under this
Section 11.03;

          (b) maintain in good condition and repair (ordinary wear and tear excepted), consistent with past practices, all buildings, offices, facilities and other structures at the Guymon Plant, and all equipment, fixtures and other tangible personal property at the Guymon Plant;

          (c) perform in all material respects all of its obligations under all, and not default or suffer to exist any event or condition that with notice or lapse of time or both could constitute a default under any SBF Supply Agreement (except those being contested in good faith);

          (d) obtain and maintain all Governmental Approvals that are necessary for the operation of the Guymon Plant;

          (e) maintain the books of account and other financial records with respect to the Guymon Plant in accordance with good business and accounting practices;

          (f) comply with all Laws (including Laws promulgated by the United States Department of Agriculture and the United States
Food and Drug Administration and Laws
relating to zoning, environmental matters and the safety and health of employees) applicable to the Guymon Plant; and

          (g) with respect to the Guymon Plant, obtain all permits and approvals required under, and remain in full compliance with, all Environmental Laws, including all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained therein.

     Section 11.04  Confidential Information.

          (a) SBF, on the one hand, and TF and each TF Member, on the other hand, hereby acknowledge that one Party may make available to  the  other Party certain information concerning its business,
financial   condition,   operations,   employees,   assets    and
liabilities  (such  Party when disclosing such information  being the "Disclosing Party", and such Party when receiving such information being the "Receiving Party") (when the respective terms "Disclosing Party" and "Receiving Party" are used herein to refer to TF, such terms shall also be deemed to be referring to each  TF Member).  The Receiving Party agrees to, and shall cause is agents, representatives, advisors, Affiliates, employees, officers and directors (collectively, "Representatives") to, treat and hold as confidential (and not disclose or provide access to any third party to) all confidential trade secrets, technical and business information, know-how, manufacturing and
production   processes  and  techniques,  customer   information,
financial  and  marketing data, pricing and cost information  and all  other confidential or proprietary information ("Confidential
Information")  with  respect to the other  Party.   "Confidential
Information" shall include, without limitation, information, modeling and/or spreadsheets relating to genetics, nutrition, food, safety, pork quality, animal handling and other topics. It is agreed that a Receiving Party shall not be responsible for any
breach   of   the  provisions  of  this  Section   11.04   by   a
Representative   if   the   Receiving   Party    requires    such
Representative to enter into a confidentiality agreement.

          (b) In the event that the Receiving Party or its Representatives become legally compelled to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall provide the Disclosing Party with prompt written notice of such requirement so that the Disclosing Party may seek a protective order or other remedy or waive compliance with this Section 11.04. In the event that such protective order or other remedy is not obtained, or the Disclosing Party waives compliance with this Section 11.04, the Receiving Party shall furnish only that portion of the Disclosing Party's Confidential Information that is legally required to be provided and exercise commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information.

          (c) The Receiving Party, upon the request of the Disclosing Party, shall promptly furnish to the Disclosing Party any and all copies (in whatever form or medium) of all such Disclosing
Party's Confidential Information then in the possession of the Receiving Party or any of its Representatives and destroy any and all additional copies of such Confidential Information then in the possession of the Receiving Party or any of its Representatives and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof.

          (d) The term "Confidential Information" shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving
Party or its Representatives, (ii) was independently developed by the Receiving Party without access to the Confidential
Information of the Disclosing Party, (iii) was within the Receiving Party's possession prior to its being furnished to the Receiving Party or its Representatives by or on behalf of the Disclosing Party, provided that the source of such information was not known by the Receiving Party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to such information or (iv) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or any of its Representatives, provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to such information.

          (e) Notwithstanding any obligations of confidentiality imposed by this Section 11.04, the Parties agree that this Agreement does not limit the ability of any Party (or any Representative of such Party) to disclose the tax treatment or tax structure of the transactions contemplated by this Agreement to any Person. The foregoing is not intended to waive the attorney-client privilege or other privileges, including the tax advisor privilege under
Section 7525 of the Code.

          (f)  Each Party's confidentiality obligations pursuant to this
Section 11.04 shall survive any termination of this Agreement.

     Section 11.05 Public Announcements. Except as otherwise required by Law or the rules of any applicable securities exchange or national market system, neither Party shall make, or cause to be made, any press release or public announcement, or otherwise communicate with any news media, in each case with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, and the Parties shall cooperate as to the timing and contents of any such press release or public announcement.

     Section 11.06  Inspection and Access to Information; Audit.

          (a) After the date hereof, each of SBF and TF shall (and shall cause its Representatives to) provide SBF and TF and their
respective   lenders  and  customers,  upon  reasonable   notice,
reasonable  access, during reasonable hours and under  reasonable
circumstances,   to   the  Guymon  Plant  and   the   TF   Plant,
respectively.

          (b) After the date hereof, each of SBF and TF shall cause its Representatives to furnish to the other Party and its Representatives, promptly upon request therefor and as reasonably necessary to allow such other Party to perform its obligations under this Agreement, any and all books, records, financial, manufacturing and marketing data and other information pertaining to the transfer or sale of products manufactured at, and the operation of, the TF Plant or the Guymon Plant, as applicable.

          (c) With respect to the TF Plant and the Guymon Plant, as applicable, for so long as there exist any monetary payments or reporting obligations from one Party to the other

Party under this Agreement, each of SBF and TF will maintain complete and accurate accounting records and production records in a consistent form to substantiate such monetary payments and reporting obligations. Each Party may, upon reasonable advance written notice to the other Party, conduct during the other
Party's regular business hours and in accordance with applicable law and reasonable security requirements, audits of the other
Party with respect to such monetary payment and reporting obligation accounts and records; provided, however, that (i) the audited Party may require that the auditing Party's employees conduct such audits on the premises of the audited Party; and
(ii) the audited Party shall have the right to have one of its Representatives present at all times during any such audit.
Subject to the restrictions set forth in this Section 11.06(c), the audited Party shall cooperate fully with the auditing Party in connection with any such audit. The audited Party shall have the right to have the results of any such audit reviewed by its internal auditing staff or by the audited Party's independent accountants. All reasonable fees and costs incurred (including a reasonable charge for the services of any employee of the audited
Party directly involved in the audit) by either Party in connection with any such audit shall be paid by the auditing
Party; provided, however, that if the audit reveals, on an aggregate basis, an under-reporting or under-payment by the audited party in an amount more than $250,000, then the reasonable fees and costs incurred by either Party in connection with any such audit shall be paid by the audited Party.

     Section 11.07 HACCP Plan and Food Safety. SBF and TF shall mutually agree upon the HACCP Plan and all other food safety protocols, as may be amended or modified from time to time, with respect to the TF Plant, which shall be substantially similar in form and substance to the HACCP Plan and other food safety protocols currently utilized by SBF at the Guymon Plant.

     Section 11.08  Financial Information.

          (a)  As promptly as practicable (and in any event within 110 days) following the end of each fiscal year, TF shall deliver  to
SBF the audited consolidated balance sheet of TF and its subsidiaries, if any, as of the end of such fiscal year, along with  the  related audited consolidated statements of income  and
cash   flows,  accompanied  by  the  reports  thereon   of   TF's
independent auditors.

          (b) As promptly as practicable (and in any event within 45 days) following the end of each fiscal quarter, TF shall deliver to SBF an unaudited consolidated balance sheet of TF and its subsidiaries, if any, as of the end of such fiscal quarter, along with the related unaudited consolidated statements of income and cash flows.

          (c) As promptly as practicable (and in any event within 110 days) following the end of each fiscal year, SBF shall deliver to TF the audited consolidated balance sheet of Seaboard and its subsidiaries, if any, as of the end of such fiscal year, along with the related audited consolidated statements of income and cash flows, accompanied by the reports thereon of Seaboard's independent auditors.

          (d) As promptly as practicable (and in any event within 45 days) following the end of each fiscal quarter, SBF shall deliver to TF
(i) an unaudited consolidated balance sheet of Seaboard and its subsidiaries, if any, as of the end of such fiscal quarter, along with the related unaudited consolidated statements of income and cash flows, and (ii) the internal financial statements of SBF prepared on a quarterly basis in the ordinary course of business.

          (e) All financial information with respect to TF and Seaboard provided pursuant to this Section 11.08 shall be prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the applicable Party.

     Section 11.09  Insurance; Casualty.

          (a) TF shall obtain and maintain at all times the insurance coverage as described in Schedule 4.06 with respect to its operations at the TF Plant, naming the Seaboard Entities as additional insureds in the case of general liability insurance, with companies and in such amounts and deductibles reasonably satisfactory to SBF. Such insurance policies shall contain a waiver of subrogation clause with respect to any claims against
SBF or any Affiliates thereof.  TF shall cause to be delivered to
SBF  a  certificate of insurance evidencing the effectiveness  of such insurance. Such certificate shall provide for at least 30 days' prior written notice to SBF in the event of cancellation of the insurance and permit SBF to cure (at the expense of TF) any failure to pay the premium for such insurance, and a certificate evidencing the renewal or replacement of such insurance shall be delivered to SBF no later than 10 days after the effective date of such insurance.

          (b) SBF shall obtain and maintain at all times the insurance coverage as described in Schedule 4.06 with respect to its operations at the Guymon Plant, naming TF as an additional insured in the case of general liability insurance, with companies and in such amounts and deductibles reasonably satisfactory to TF. Such insurance policies shall contain a waiver of subrogation clause with respect to any claims against TF or any Affiliates thereof SBF shall cause to be delivered to TF a certificate of insurance evidencing the effectiveness of such insurance. Such certificate shall provide for at least 30 days' prior written notice to TF in the event of cancellation of the insurance and permit TF to cure (at the expense of SBF) any failure to pay the premium for such insurance, and a certificate evidencing the renewal or replacement of such insurance shall be delivered to TF no later than 10 days after the effective date of such insurance.

          (c) Each Party shall be solely responsible for all self insurance obligations and for all deductible amounts applicable with respect to any insurance claims made by such Party
(irrespective of which Party is the primary insured party under the applicable insurance policy).

          (d) TF shall maintain the TF Plant in good operating condition and repair, excepting ordinary wear and tear. In the event of any damages to the TF Plant, TF shall promptly cause any damaged property to be promptly repaired or replaced at TF's cost and expense (after the application of any and all insurance proceeds received with respect to any such damaged property). SBF shall maintain the Guymon Plant in good operating condition and repair, excepting ordinary wear and tear. In the event of any damages to the Guymon Plant, SBF shall promptly cause any damaged property to be promptly repaired or replaced at SBF's cost and expense
(after the application of any and all insurance proceeds received with respect to any such damaged property).

     Section  11.10  Notice of Developments.  From and after  the
Commencement Date, each of TF and SBF shall notify the other Party in writing of (a) all events, circumstances, facts and occurrences arising after the Commencement Date that would be reasonably likely to result in a TF Default or an SBF Default, as applicable; and (b) all other material developments affecting the TF Plant or the Guymon Plant.

     Section 11.11 Force Majeure. Notwithstanding anything in this Agreement to the contrary, neither Party shall be responsible or liable for any failure or lack of performance hereunder if such
performance is rendered impossible by a Force Majeure Event.   As
promptly as practicable after the occurrence of such event, the affected Party shall provide written notice to the other Party setting forth the particulars of the Force Majeure Event, and the obligations of the affected Party under this Agreement shall be suspended, for a period of up to 24 months from the date of such notice (the "Force Majeure Period"), to the extent such Party is unable to perform on account of such Force Majeure Event. During the Force Majeure Period, the affected Party shall use reasonable
commercial  efforts  to  mitigate  and  eliminate,  as  soon   as
practicable,  the effects of any such Force Majeure  Event.   Any
suspension  of obligations beyond the Force Majeure Period  shall be mutually agreed to by the Parties. In the event such Force Majeure Event shall continue for longer than 24 months, despite the reasonable commercial efforts of the affected Party to mitigate and eliminate such Force Majeure Event, the Party not suffering such Force Majeure Event shall have the right to
terminate  this  Agreement  upon 10 days'  written  notice.   Any
failure by a Party to perform on account of a Force Majeure Event shall not be deemed to be a TF Default, TF Event of Default, SBF Default or SBF Event of Default, as applicable, unless such default is a TF Payment Default (or a TF Event of Default attributable thereto) or an SBF Payment Default (or an SBF Event of Default attributable thereto).

     Section 11.12 Reports and Data Sharing. SBF shall, to the extent otherwise available and to the extent reasonably necessary to confirm compliance with this Agreement, provide real-time, on-line access to records, reports, data, analyses and other information in the possession of SBF relating to the TF Plant or the Guymon Plant or to the sale of TF Plant Products or SBF Products.

     Section 11.13 Financing Commitment. TF shall use commercially reasonable efforts to obtain, as soon as practicable after the date hereof, all debt financing commitments (the "Financing
Commitments") and all governmental permits, in each case on commercially reasonable terms, required to construct, equip and operate the TF Plant.

     Section 11.14 Party/TF Member Additional Agreements. Each of the Parties and each TF Member hereby agrees to the additional terms and conditions set forth in Schedule 11.14.

     Section 11.15 Party Additional Agreements. The Parties hereby agree to the additional terms and conditions set forth in
Schedule 11.15.

     Section 11.16 Further Assurances. Each Party shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and to make effective the transactions contemplated hereby.


                           ARTICLE XII
                   DEFAULT; EVENTS OF DEFAULT

     Section 12.01  TF Defaults and Events of Default.

          (a) Each of the following conditions or events shall constitute a default by TF (a "TF Default") for purposes of this Agreement:

               (i) the failure of TF, from and after the 2nd Anniversary Date, to slaughter at the TF Plant a daily average number of hogs at least equal to the lesser of (A) 15,000 and (B) the daily average number of hogs slaughtered at the Guymon Plant (a "TF Operations
     Default") during any period of 45 consecutive Business Days after the 2nd Anniversary Date, so long as it is commercially reasonable for TF to slaughter such average number of hogs, and which failure is not the result of TF's compliance with any request by SBF pursuant to this Agreement;

               (ii) (A) the failure or refusal by TF to make any payment under this Agreement or the Promissory Note on or before its due date if such default continues for a period of 2 Business Days after receipt by TF of written notice of such default from SBF, or (B) the failure or refusal by TF to make any payment under this Agreement or the Promissory Note on or before its due date in an amount equal to or exceeding $1,000,000 if such default continues for a period of 1 Business Day after receipt by TF of written notice thereof from SBF (either such failure or refusal being a "TF Payment Default");

               (iii) the failure or refusal by TF to fulfill any of its obligations or covenants under this Agreement or the Promissory Note (other than obligations or covenants related to payment of amounts to SBF), where such failure or refusal materially and adversely affects TF's performance hereunder and such failure or refusal continues for a period of 15 Business Days after receipt by TF of written notice thereof from SBF (such failure or refusal being a "TF Covenant Default"); and

               (iv) the failure of any of the representations and warranties of TF in this Agreement to be true in any material respect, where such failure materially and adversely affects TF's performance hereunder and such failure continues for a period of 15 Business
     Days after receipt by TF of written notice thereof from SBF (such failure being a "TF Representation Default").

          (b) Each of the following events shall constitute a "TF Event of Default":

               (i) the continuation of a TF Operations Default for a period of 45 consecutive Business Days or the occurrence of two or more TF Operations Defaults during any twelve-consecutive month period;

               (ii) the continuation of a TF Covenant Default or a TF Representation Default for a period of 30 Business Days following the receipt of written notice from SBF;

               (iii) the occurrence of (A) three or more TF Payment Defaults during any twelve-consecutive month period involving, individually, an amount in excess of $20,000, whether or not cured within the time period specified herein, or (B) any single
     TF Payment Default in an amount equal to or exceeding $1,000,000 that is not cured within 2 Business Days after receipt by TF of written notice thereof from SBF;

               (iv) the general assignment by TF for the benefit of creditors, or the filing of a petition or suit under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar Law of any jurisdiction, whether now or hereafter in effect, by or against TF that is not dismissed within 30 days; or

               (v) the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating TF to be bankrupt, and the expiration without appeal of the period, if any, allowed by applicable Law in which to appeal.

          (c) Upon the occurrence of a TF Event of Default, SBF may terminate this Agreement.

          (d) Notwithstanding anything herein to the contrary, SBF shall be entitled to recover any Losses suffered or incurred by the SBF
Indemnified Parties in accordance with Section 13.02 and to seek specific performance of this Agreement in accordance with
Section 15.11.

     Section 12.02  SBF Defaults and Events of Default.

          (a) Each of the following conditions or events shall constitute a default by SBF (an "SBF Default") for purposes of this
Agreement:

               (i) the failure of SBF, from and after the 2nd Anniversary Date, to direct scheduling with respect to a daily average of at least 15,000 head per day at the TF Plant (an "SBF Operations Default") during any period of 45 consecutive Business Days after the 2nd Anniversary Date, so long as it is commercially reasonable for SBF to schedule such number of hogs, and which failure is not the result of TF's inability to comply with any such scheduling request pursuant to this Agreement;

               (ii) (A) the failure or refusal by the Seaboard Entities to make any payment to TF in accordance with Section 6 of Schedule 11.15, and such failure or refusal continues for a period of 2 Business
     Days after receipt by the Seaboard Entities of written notice thereof from TF, or (B) the failure or refusal by the Seaboard
     Entities to make any payment to TF in accordance with Section 6 of Schedule 11.15 in an amount equal to or exceeding $1,000,000, and such failure or refusal continues for a period of 1

     Business Day after receipt by the Seaboard Entities of written notice thereof from TF (either such failure or refusal being an "SBF
     Payment Default");

               (iii) the failure or refusal by either of the Seaboard Entities to fulfill any of its obligations or covenants under this Agreement (other than obligations or covenants related to payments set forth in Section 6 of Schedule 11.15), where such failure or refusal materially and adversely affects the Seaboard Entities' performance hereunder and such failure or refusal continues for a period of 15 Business Days after receipt by the Seaboard Entities of written notice thereof from TF (such failure or refusal being an "SBF Covenant Default"); and

               (iv) the failure of any of the representations and warranties of the Seaboard Entities in this Agreement to be true in any material respect, where such failure materially and adversely affects either Seaboard Entity's performance hereunder and such failure continues for a period of 15 Business Days after receipt by the Seaboard Entities of written notice thereof from TF (such failure being an "SBF Representation Default").

          (b) Upon the occurrence of an SBF Payment Default and for so long as such SBF Payment Default shall be continuing, (i) TF shall have the right to market and sell TF Plant Products directly to customers or through other agents or representatives, without payment to SBF of any Base Marketing Fees, Start-Up Fees or margin payments (as set forth in Schedule 11.15) in connection with any such sales, (ii) any TF Plant Products in transit and not yet delivered to the customer shall remain the property of TF until received by the customer, at which time title may pass to the customer as permitted by TF, or such TF Plant Products may be recalled by TF, and (iii) all TF Product Customer Receivables generated after the occurrence of such SBF Payment Default shall be the sole property of and may be collected directly by TF.

          (c) Each of the following events shall constitute an "SBF Event of Default":
               (i) the continuation of an SBF Operations Default for a period of 45 consecutive Business Days or the occurrence of two or more
     SBF Operations Defaults during any twelve-consecutive month period;

               (ii) the occurrence of (A) three or more SBF Payment Defaults during any twelve-consecutive month period involving, individually, an amount in excess of $20,000, whether or not cured within the time period specified herein, or (B) any single
     SBF Payment Default in an amount equal to or exceeding $1,000,000 that is not cured within 2 Business Days after receipt by the Seaboard Entities of written notice thereof from TF;

               (iii) the continuation of an SBF Covenant Default or an SBF Representation Default for a period of 30 Business Days following the receipt of written notice from TF;

               (iv) the general assignment by either Seaboard Entity for the benefit of creditors, or the filing of a petition or suit under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar Law of any jurisdiction, whether now or hereafter in effect, by or against either Seaboard Entity that is not dismissed within 30 days; or

               (v) the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating either Seaboard Entity to be bankrupt, and the expiration without appeal of the period, if any, allowed by applicable Law in which to appeal.

          (d) Upon the occurrence of an SBF Event of Default, TF may terminate this Agreement, after which termination (i) the license granted by SBF to TF pursuant to Section 6.02(b) shall be extended for a period of 12 months; provided, however, that, pursuant to such extended license, TF shall be entitled to use the SBF Marks in connection with the branding and labeling of TF Plant Products in the same manner as such SBF Marks are used immediately prior to such termination; and (ii) TF shall be entitled to use SBF customer lists and other sales and marketing data and reports.

          (e) Notwithstanding anything herein to the contrary, TF shall be entitled to recover any Losses suffered or incurred by the TF
Indemnified Parties in accordance with Section 13.01 and to seek specific performance of this Agreement in accordance with
Section 15.11.

     Section 12.03 Cumulative Remedies. No TF Payment Default or SBF Payment Default shall exist with respect to, and to the extent of, amounts as to which there is a bona fide dispute pending in accordance with Section 15.09. The rights and remedies created by  this Agreement shall be cumulative and non-exclusive of those to which a Party may be entitled at Law or in equity, and the right to exercise all such rights and remedies is hereby
reserved.   The use and availability of one remedy shall  not  be
taken  to  exclude or waive the right to the use of another.   In
the event of any breach of this Agreement, the breaching Party shall be liable to the other Party for actual damages (including accrued costs, fees and expenses and the present value of lost future profits, but excluding punitive damages) arising out of such breach.


                          ARTICLE XIII
                         INDEMNIFICATION

     Section 13.01  Indemnification by the Seaboard Entities.

          (a) Seaboard shall indemnify and hold harmless TF and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "TF Indemnified Party" and collectively the "TF Indemnified Parties") from and against any and all Losses actually suffered or incurred by the TF Indemnified Parties which arise out of or result from:

               (i) the breach of any representation or warranty made by Seaboard contained in this Agreement;

               (ii) the breach of any covenant, agreement or undertaking by or obligation of Seaboard contained in this Agreement; and

               (iii) the failure by Seaboard to repay or satisfy any debt obligation or other Liability of Seaboard.

          (b) Without duplication of any indemnification obligation set forth in Section 13.01(a), SBF shall indemnify and hold harmless the TF Indemnified Parties from and against any and all Losses actually suffered or incurred by the TF Indemnified Parties which arise out of or result from:

               (i) the breach of any representation or warranty made by SBF contained in this Agreement;

               (ii) the breach of any covenant, agreement or undertaking by or obligation of SBF contained in this Agreement;

               (iii) the failure by SBF to repay or satisfy any debt obligation or other Liability of SBF; and

               (iv) the operations of SBF at the Guymon Plant.

          (c) To the extent that either Seaboard Entity's undertakings set forth in this Section 13.01 are determined to be unenforceable, such Seaboard Entity shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the TF Indemnified
Parties.

     Section 13.02  Indemnification by TF.

          (a) TF shall indemnify and hold harmless each Seaboard Entity and its Affiliates, officers, directors, employees, agents, successors  and  assigns  (each an "SBF  Indemnified  Party"  and collectively the "SBF Indemnified Parties") from and against  any
and   all  Losses  actually  suffered  or  incurred  by  the  SBF
Indemnified Parties which arise out of or result from:

               (i) the breach of any representation or warranty made by TF contained in this Agreement; and

               (ii) the breach of any covenant, agreement or undertaking by or obligation of TF contained in this Agreement;

               (iii) the failure by TF to repay or satisfy any debt obligation or other Liability of TF; and

               (iv) the operations of TF at the TF Plant.

          (b)  To the extent that TF's undertakings set forth in this
Section  13.02  may  be  unenforceable, TF shall  contribute  the
maximum   amount  that  it  is  permitted  to  contribute   under
applicable Law to the payment and satisfaction of all Losses incurred by the SBF Indemnified Parties.

     Section 13.03 Indemnification Procedures. An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a  right of indemnification under this Agreement, within 60  days of  such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference  to the  provisions of this Agreement in respect of which such  right of  indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may  have  to  any  Indemnified Party otherwise than  under  this
Article   XIII.    The   obligations  and  Liabilities   of   the
Indemnifying Party under this Article XIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article XIII ("Third Party Claims") shall be governed by and be contingent upon the
following  additional terms and conditions:   if  an  Indemnified
Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the
Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XIII except
to   the   extent  that  the  Indemnifying  Party  is  materially
prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article XIII.  If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 20 days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party
determines   counsel  is  required,  at  the   expense   of   the
Indemnifying Party; provided, further, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one law firm for the Indemnified Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the
event   the   Indemnified  Party  is,  directly  or   indirectly,
conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the
Indemnifying  Party's  expense,  all  such  witnesses,   records,
material  and information in the Indemnifying Party's  possession or  under the Indemnifying Party's control relating thereto as is
reasonably  required  by the Indemnified Party.   No  such  Third
Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent
shall   not  be  unreasonably  withheld  or  delayed  (it   being
understood that the withholding of a consent with respect to a settlement that provides a full release to the Indemnified Party and imposes no material duties on the Indemnified Party shall  be
unreasonable).   In  the  event the

Indemnified Party withholds consent to a settlement proposed to the Indemnified Party by the Indemnifying Party, the Indemnified Party shall be liable for any Losses arising out of the underlying Third Party Claim to the extent such Losses exceed the amounts under such proposed settlement.

     Section 13.04 Punitive Damages. Under no circumstances shall either Party be liable to the other Party for punitive damages
arising  out  of  the  undertakings  in  this  Article  XIII   or
otherwise, except to the extent, if any, that such damages have been awarded to third parties with respect to claims for which a Party is entitled to be indemnified hereunder.


                           ARTICLE XIV
                TERMINATION, AMENDMENT AND WAIVER

     Section 14.01  Termination.  This Agreement may be terminated:

          (a)  in writing by mutual consent of the Parties;

          (b)  by SBF pursuant to Section 12.01(c);

          (c)  by TF pursuant to Section 12.02(d);

          (d) by either SBF or TF if TF does not obtain the Financing Commitments on or before June 30, 2004;

          (e) by either SBF or TF, if Commencement of Construction has not occurred on or before September 30, 2004;

          (f) by either SBF or TF if the Start-Up Date shall not have occurred by December 31, 2006; provided, however, that the right to terminate this Agreement under this Section 14.01(f) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have materially contributed to or resulted in, the failure of the Start-Up Date to occur on or prior to such date;

          (g)  by either SBF or TF in accordance with Section 11.11; or

          (h) by TF in the event TF is unable to obtain accounts receivable financing with respect to the Receivables on commercially reasonable terms (taking into account TF's financial condition), and SBF does not elect to provide such accounts receivable financing on commercially reasonable terms (taking into account TF's financial condition) within 60 Business Days after SBF receives notice from TF.

     Section  14.02   Effect of Termination.   In  the  event  of
termination of this Agreement pursuant to Section 14.01:

          (a) all outstanding payment obligations of TF under this Agreement and the Promissory Note accrued as of the date of such termination shall be immediately due and payable (except that, (i) if this Agreement is terminated by SBF pursuant to Section 12.01(c), the entire unpaid principal balance plus all accrued interest under the Promissory Note shall accelerate and be immediately due and payable; and (ii) as of the date of any termination of this Agreement pursuant to Section 14.01, (A) all unpaid Legacy Systems
Fees accrued from the time such fees became payable in accordance with this Agreement shall be paid by TF, (B) no further installments with respect to the Legacy Systems Fee shall be due thereafter, and
(C) unless TF elects to acquire and pays for a fully paid-up license to the Legacy Systems pursuant to Section 9.06(d), TF shall have no further right, title or interest with respect to the Legacy Systems);

          (b) all outstanding payment obligations of the Seaboard Entities under this Agreement accrued as of the date of such termination shall be immediately due and payable (except that the aggregate
Receivables payable pursuant to Schedule 11.15 for which TF has not received payment as of the date of such termination shall, to the extent after such date either Seaboard Entity collects the applicable Product Price from customers related to such Receivables, be immediately due and payable); and

          (c) this Agreement shall forthwith become void and there shall be no liability on the part of any Party except for obligations under Section 11.04 (Confidential Information), Section 11.05
(Public Announcements), Article XIII (Indemnification) and
Article XV (Miscellaneous Provisions), all of which shall survive the date of such termination. Notwithstanding the foregoing, (i) any amounts which are or would become otherwise payable under this Agreement or the Promissory Note by the Seaboard Entities or TF for TF Plant Products sold or for services rendered by the Seaboard Entities or TF hereunder prior to the effective date of the termination of this Agreement shall (except to the extent otherwise provided in Section 14.02(a) or 14.02(b)) continue to be payable in accordance with the terms of this Agreement or the Promissory Note until paid in full; and (ii) nothing contained herein shall relieve any Party from liability for any breach of this Agreement.

     Section 14.03 Perpetual Term. It is the intent of the Parties that unless this Agreement is terminated pursuant to Section
14.01, this Agreement shall continue in effect in perpetuity.


                           ARTICLE XV
                    MISCELLANEOUS PROVISIONS

     Section 15.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

     Section 15.02  Notices.

          (a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by fax, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 15.02(a)):

     if to the Seaboard Entities:      Seaboard Farms, Inc.
                                       9000 West 67th Street
                                       Suite 200
                                       P.O. Box 29135
                                       Shawnee Mission, KS 66201
                                       Fax:  (913) 261-2626
                                       Attn:  President

     with a copy to:                   Seaboard Corporation
                                       9000 West 67th Street
                                       Suite 300
                                       P.O. Box 2972
                                       Shawnee Mission, KS 66201
                                       Fax:  (913) 676-8978
                                       Attn:  General Counsel

     if to TF or any TF Member:        Triumph Foods LLC
                                       8207 Melrose Drive
                                       Suite 160
                                       Lenexa, KS  66214
                                       Fax:  (913) 894-8280
                                       Attn:  Chief Executive Officer

     with a copy to:                   Bob Christensen
                                       Christensen Family Farms
                                       23971 County Road 10
                                       P.O. Box 381
                                       Sleepy Eye, MN  56085

          (b) Notwithstanding the foregoing, all notices and other communications pursuant to Article VI, Article VII, Article IX and Article X shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by registered or certified mail (postage prepaid, return receipt requested) or by fax to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this
Section 15.02(b)):

     if to SBF:                        Seaboard Farms, Inc.
                                       9000 West 67th Street
                                       Suite 200
                                       P.O.  Box 29135
                                       Shawnee Mission, KS  66201
                                       Fax:  (913) 261-2626
                                       Attn: Director of Finance and Accounting
     if to TF:                         Triumph Foods LLC
                                       8207 Melrose Drive
                                       Suite 160
                                       Lenexa, KS  66214
                                       Fax:  (913) 894-8280
                                       Attn:  Chief Financial Officer

          (c) Notwithstanding the foregoing, all notices and other communications pursuant to Section 9.02 shall be made via email at such addresses as each Party shall specify in a notice given in accordance with Section 15.02(b).

     Section 15.03 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer any of its rights or
obligations  under  this  Agreement  (by  operation  of  Law   or
otherwise) without the consent of the other Party hereto; provided, however, that either Party may assign this Agreement or any of its rights and obligations hereunder (a) to one or more Affiliates and (b) to a Third Party Offeror in accordance with
Schedule 11.14, in either case without the consent of the other Party, provided that such assignee assumes in writing all of the assignor's obligations hereunder; and provided, further, that nothing hereunder shall relieve any assignor of its obligations hereunder; and provided, further, that (i) SBF may assign this Agreement or any of its rights and obligations hereunder, without the consent of TF, to another wholly owned subsidiary of Seaboard to which the Guymon Plant is transferred (whereupon SBF shall be relieved of all obligations hereunder and shall cease to be a party hereof), provided that such assignee (A) is of comparable financial condition to SBF, (B) is able to perform all of SBF's obligations hereunder, and (C) assumes in writing all of SBF's obligations hereunder; and (ii) TF may collaterally assign this Agreement or any of its rights and obligations hereunder, without the consent of SBF, to a lender as security for TF debt financing..

     Section 15.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect
for   so  long  as  the  economic  or  legal  substance  of   the
transactions  contemplated by this Agreement is not  affected  in
any  manner  materially  adverse  to  either  Party.   Upon  such
determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

     Section 15.05  Entire Agreement; Amendment; Waiver.

          (a) This Agreement supersedes all negotiations, agreements (including the Confidentiality Agreement) and understandings among the Parties with respect to the subject matter hereof and constitutes the entire agreement among the Parties with respect
hereto.   The  Parties  hereby  agree  that  the  Confidentiality
Agreement is terminated as of the date hereof and that, as of and after the date hereof, neither Party shall have any right or obligation thereunder.

          (b) This Agreement may not be amended or modified except (i) by an instrument in writing signed by or on behalf of each Party hereto; or (ii) by a waiver in accordance with Section 15.05(c).
Notwithstanding anything to the contrary contained in this
Section 15.05(b), (A) SBF shall have the right to amend Schedule
1.01(c) (SBF Account), Schedule 1.01(d) (SBF Competitors),
Schedule 3.10(a) (SBF Marks) and Schedule 3.11 (SBF Supply
Agreements) in its commercially reasonable discretion, consistent with the purposes and intent of this Agreement, without the approval of, but upon reasonable notice to, TF; and (B) TF shall have the right to amend Schedule 1.01(b) (TF Competitors) and
Schedule 4.11 (TF Supply Agreements) in its commercially reasonable discretion, consistent with the purposes and intent of this Agreement, without the approval of, but upon reasonable notice to, SBF.

          (c) Any agreement on the part of a Party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

     Section 15.06 No Third Party Beneficiaries; No Relationship. Neither this Agreement nor any provision hereof is intended to or shall confer upon any Person other than the Parties any rights or
remedies   hereunder.   This  Agreement   does   not   create   a
partnership, joint venture or agency relationship between the Parties, and neither Party shall be deemed to have an equity interest in the other Party by virtue of this Agreement.

     Section 15.07 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal
Laws of the State of Kansas without reference to its choice of law rules.

     Section 15.08 Survival of Representations and Warranties. The representations and warranties of each of SBF and TF contained in this Agreement shall survive the execution of this Agreement and
the   consummation  of  the  transactions  contemplated  by  this
Agreement for a period of one year after the Commencement Date.

     Section 15.09  Dispute Resolution.

          (a) Either Party may, acting reasonably, dispute any computation or other amount made or provided for pursuant to this Agreement or the Promissory Note, but only on the basis that such amounts were not computed in accordance with this Agreement or the Promissory Note or were arrived at based on mathematical or clerical error; provided, however, that the disputing Party shall have delivered to the other Party a written notice (a "Dispute
Notice"), specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute.

          (b) In the event a Party delivers a Dispute Notice in accordance with Section 15.09(a), the Parties shall attempt to reconcile such dispute, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the Parties.
If the Parties
are unable to reach a resolution with such effect within 15 Business
Days after the receipt by the non-disputing Party of the Dispute Notice, then the Parties shall submit the items remaining in dispute for resolution to an independent accounting firm of national reputation mutually acceptable to the Parties (the "Independent Accounting Firm"), which shall, within 30 Business Days after such submission, determine and report to the Parties upon such remaining disputed items, and such report shall be final, binding and conclusive on the Parties. The fees and disbursements of the Independent Accounting Firm shall be allocated by the Independent Accounting Firm between the Parties in a manner deemed appropriate by the Independent Accounting Firm based upon the relative merits of the respective Parties with respect to the disputed items so submitted to the Independent
Accounting Firm.

          (c) Except as otherwise provided in Sections 15.09(a) and (b), any dispute arising out of, or in connection with, this Agreement involving an aggregate amount of $500,000 or less shall be fully and finally settled by arbitration pursuant to the rules of the American Arbitration Association. Such arbitration shall be conducted and finally settled by a sole arbitrator jointly selected by the Parties. Such arbitrator (i) shall be and remain at all times wholly impartial and shall provide the Parties with a statement that he can and shall decide the case impartially,
(ii) shall not have any financial interest (directly or indirectly) in the dispute or any financial dependence (directly or indirectly) upon either Party, and (iii) shall be knowledgeable with respect to the industry in which the Parties conduct their respective businesses and the Law applicable to such industry. If the Parties fail to agree on the arbitrator within 30 days after the initiation of the arbitration, then the American Arbitration Association shall appoint the arbitrator.
Unless otherwise agreed by the Parties, such arbitration shall be conducted in the greater Kansas City area, and the Parties shall be entitled to engage in depositions and discovery as provided for in the United States Federal Rules of Civil Procedure.
Judgment on the award of the arbitrator may be entered by any court of competent jurisdiction.

          (d) Except as otherwise provided in Sections 15.09(a) and (b), in the event of a dispute arising out of, or in connection with, this Agreement involving an aggregate amount in excess of $500,000 (a "Non-Arbitral Dispute"), the Parties shall immediately refer such Non-Arbitral Dispute to a person designated by the chief executive officer of TF and a person designated by the chief executive officer of SBF. The two designees shall, acting in good faith, attempt to resolve such Non-Arbitral Dispute within 20 days after the commencement of discussions between such designees. If a Non-Arbitral Dispute is not resolved within such 20-day period, the Parties shall litigate such dispute in a non-jury trial brought in a court of competent jurisdiction sitting in the State of Kansas. Each
Party hereby (i) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding arising out of a Non-Arbitral
Dispute and (ii) irrevocably waives and agrees not to assert by way of motion, defense or otherwise in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that such suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any such court.

          (e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THAT IT MAY HAVE TO A TRIAL
BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY
ARISING OUT OF, UNDER OR IN CONNECTION WITH A NON-ARBITRAL
DISPUTE.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT
OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO
ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY
THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.09(e).

     Section 15.10 Headings. The titles, captions and table of contents contained herein are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof

     Section  15.11   Specific Performance.   Each  Party  hereby
acknowledges that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, in the event that any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. In the event that any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party may, subject to the terms hereof and in addition to any remedy at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief

     Section 15.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.




                              SEABOARD CORPORATION



                              By:    /s/Robert L. Steer
                              Name:  Robert L. Steer
                              Title: Senior  Vice  President, Chief Financial
                                     Officer and Treasurer


                              SEABOARD FARMS, INC.



                              By:    /s/Rod Brenneman
                              Name:  Rod Brenneman
                              Title: President



                              TRIUMPH FOODS LLC



                              By:    /s/ Rick J. Hoffman
                              Name:  Rick J. Hoffman
                              Title: Chief Executive Officer

     IN WITNESS WHEREOF, for purposes of Article V, Section 11.04 and Section 11.14 only, the TF Members have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.




                              AGRO BAUER, LLC



                              By:    /s/ Baxter Gutknecht
                              Name:  Baxter Gutknecht
                              Title: President



                              ASPEN PORK PRODUCTION, LLC



                              By:    /s/ Gary W. Koch
                              Name:  Gary W. Koch
                              Title: Authorized Representative



                              COTTONWOOD RIVER, LLC



                              By:    /s/ Robert A. Christensen
                              Name:  Robert A. Christensen
                              Title: President



                              EICHELBERGER FARMS, INC.



                              By:    /s/ Dave Eichelberger
                              Name:  Dave Eichelberger
                              Title: President

                              IC PORK, L.L.P.



                              By:    /s/ Brad Freking
                              Name:  Brad Freking
                              Title: Managing Partner



                              KRONSEDER FARMS, INC.



                              By:    /s/ Carl Stoner
                              Name:  Carl Stoner
                              Title: Vice President and  Chief
                                     Financial Officer



                              NFP WEST R.L.L.P.



                              By:    /s/ Brad Freking
                              Name:  Brad Freking
                              Title: Managing Partner



                              OAK RESEARCH FARMS, INC.



                              By:    /s/ John McCully Jr.
                              Name:  John McCully Jr.
                              Title: Secretary

                              SOUTHERN MINNESOTA FARMS, LLC



                              By:    /s/ MaryAnn Christensen
                              Name:  MaryAnn Christensen
                              Title: President



                              THE HANOR COMPANY, INC.



                              By:    /s/ Baxter Gutknecht
                              Name:  Baxter Gutknecht
                              Title: Senior Vice President



                              TRIOAK FOODS, INC.



                              By:    /s/ Randall Pflum
                              Name:  Randall Pflum
                              Title: Chief Executive Officer



                              UPPER MIDWEST SWINE MANAGEMENT, LLC



                              By:    /s/ Glen Christensen
                              Name:  Glen Christensen
                              Title: President

                              ALLIED PRODUCERS' COOPERATIVE



                              By:    /s/ Gerald Schmidt
                              Name:  Gerald Schmidt
                              Title: Chairman


                    EXHIBIT AND SCHEDULES TO
                       MARKETING AGREEMENT


Following is a list of the Exhibit and Schedules to the Marketing Agreement, which are omitted from the Marketing Agreement which is filed with the Securities and Exchange Commission ("SEC"). Seaboard Corporation ("Seaboard") undertakes to provide to the SEC the Exhibit or any of the Schedules, as requested, subject to Seaboard's right to request confidential treatment under the Freedom of Information Act.

Exhibit A -- Form of Promissory Note

Schedule 1.01(a) -- Employee Costs
Schedule 1.01(b) -- TF Competitors
Schedule 1.01(c) -- SBF Account
Schedule 1.01(d) -- SBF Competitors
Schedule 3.10(a) -- SBF Marks
Schedule 3.10(b) -- Legacy Systems
Schedule 3.11 -- SBF Supply Agreements
Schedule 4.02 -- TF Members
Schedule 4.04 -- TF Governmental Approvals
Schedule 4.06 -- TF Insurance Standards
Schedule 4.11 -- TF Supply Agreements
Schedule 8.01 -- Start-Up Fees
Schedule 9.01 -- Minimum Capability Requirements
Schedule 9.02(a) -- Start-Up Scheduling
Schedule 9.03 -- SBF Services
Schedule 9.07(b) -- Third Party Fees
Schedule 10.02 -- Hog Quality Standards
Schedule 11.14 -- Additional Agreements of the Parties  and  TF Members
Schedule 11.15 -- Additional Agreements of the Parties